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GREENSKY, INC.
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April 28, 2021

Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend our 2021 annual meeting of stockholders, which will be held virtually on Thursday, June 3, 2021, commencing at 10:00 a.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/GSKY2021, where you will be able to listen to the meeting live, submit questions and vote online. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the meeting and to vote your shares at the meeting if you wish to do so.
We look forward to your participation.

Sincerely yours,
David Zalik
Chairman and Chief Executive Officer

GREENSKY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 3, 2021
Notice is hereby given that the 2021 Annual Meeting of Stockholders of GreenSky, Inc., a Delaware corporation, will be held virtually on Thursday, June 3, 2021, at 10:00 a.m., Eastern Time (the "Annual Meeting"). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GSKY2021, where you will be able to listen to the Annual Meeting live, submit questions and vote online. If you plan to attend the Annual Meeting, please see the instructions beginning on page 2 of the attached Proxy Statement. There will be no physical location for the Annual Meeting. Stockholders only may participate by logging in at www.virtualshareholdermeeting.com/GSKY2021.
At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:
(1)To elect two Class III directors for terms expiring at the 2024 Annual Meeting of Stockholders;
(2)To approve, on an advisory basis, the compensation of our named executive officers (the "say-on-pay" vote);
(3)To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(4)To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on April 9, 2021 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders is available for inspection by any stockholder during ordinary business hours at our principal place of business at 5565 Glenridge Connector, Suite 700, Atlanta, Georgia 30342. In addition, the list will be available to any stockholder for examination online during the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/GSKY2021 and enter the 16 digit control number provided on your proxy card or voting instruction form.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m. Online check-in will begin at 9:45 a.m.
Whether or not you plan to attend the Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to "General Information—Voting Methods" beginning on page 3 of the attached Proxy Statement.
Please refer to the attached Proxy Statement for more information, including a detailed explanation of the matters being submitted to a vote of our stockholders.

By Order of the Board of Directors,
Steven Fox
Corporate Secretary
Atlanta, Georgia
April 28, 2021

GREENSKY, INC.
5565 Glenridge Connector
Suite 700
Atlanta, GA 30342

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 3, 2021

GENERAL INFORMATION
We are furnishing this Proxy Statement on behalf of the Board of Directors of GreenSky, Inc., a Delaware corporation, for use at our 2021 Annual Meeting of Stockholders or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 10:00 a.m., Eastern Time, on Thursday, June 3, 2021.
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GSKY2021, where you will be able to listen to the Annual Meeting live, submit questions and vote online. In addition to facilitating stockholder attendance and participation by enabling all stockholders to participate fully using any internet-connected device from any location around the world at no cost, this virtual-only format eliminates the health risks associated with an in-person meeting in light of the ongoing COVID-19 pandemic. If you plan to attend the Annual Meeting, please see "General Information—Attendance at the Annual Meeting." There will be no physical location for the Annual Meeting. Stockholders only may participate by logging in at www.virtualshareholdermeeting.com/GSKY2021.
As used in this Proxy Statement, the terms "GreenSky," the "Company," "we," "us," and "our" refer to GreenSky, Inc., and the term "Board" refers to GreenSky's Board of Directors.
This Proxy Statement and the enclosed proxy materials are first being mailed to stockholders on or about May 3, 2021. A copy of our 2020 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (the "SEC"), is being mailed with this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the 2020 Annual Report to Stockholders are available at www.proxyvote.com.
Voting Rights
We have two classes of common stock: Class A, which has one vote per share; and Class B, which has ten votes per share. The Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or GreenSky's organizational documents.
The close of business on April 9, 2021 has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, we had outstanding 78,402,347 shares of Class A common stock and 106,059,097 shares of Class B common stock. There are no cumulative voting rights in connection with the election of directors.

Quorum
For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of shares entitled to vote on such matter at the Annual Meeting, present in person or by proxy, will constitute a quorum. Both abstentions and "broker non-votes" will be treated as present for purposes of determining a quorum. A "broker non-vote," however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals.
Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner
Some of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are certain distinctions between shares held of record and those shares owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party or to vote in person at the Annual Meeting.
Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares in person at the Annual Meeting.
If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.
Attendance at the Annual Meeting
The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/GSKY2021. There will be no physical location for the Annual Meeting. To access the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m. Please allow ample time for online check-in, which will begin at 9:45 a.m.
Stockholders who participate in the Annual Meeting by way of the link above will be considered to have attended the Annual Meeting "in person," as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend, will improve our ability to communicate more effectively with our stockholders during the Annual Meeting, and will eliminate the health risks associated with an in-person meeting in light of the ongoing COVID-19 pandemic.
Voting Methods
The procedures for voting are as follows:
Stockholder of Record. If you are a stockholder of record, then you may vote in person at the Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person, even if you have already voted by proxy. The vote you cast in person will supersede any previous votes that you may have submitted.
•By Mail: To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•Via the Internet: To vote via the internet, go to www.proxyvote.com and follow the on-screen instructions. To be counted, your internet vote must be received by 11:59 p.m., Eastern Time, on June 2, 2021 (for shares of Class A common stock in our 2018 Omnibus Incentive Compensation Plan, the voting deadline is 11:59 p.m., Eastern Time, on June 2, 2021).
•By Telephone: To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on June 2, 2021. (For shares of Class A common stock in our 2018 Omnibus Incentive Compensation Plan, the voting deadline is 11:59 p.m., Eastern Time, on June 2, 2021).
•In Person: To vote in person, attend and vote at the Annual Meeting.
Beneficial Owner. If you are a beneficial owner of shares registered in the name of your broker, trustee or other nominee, then you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. To vote in person at the virtual Annual Meeting, you must obtain a valid proxy from your broker, trustee or other nominee. Follow the instructions included with these proxy materials or contact your broker, trustee or other nominee to request a proxy form.
Voting Requirements
At the Annual Meeting, stockholders will consider and act upon (i) the election of two Class III directors for terms expiring at the 2024 Annual Meeting of Stockholders, (ii) a proposal to approve, on an advisory basis, the compensation of our named executive officers (the "Named Executive Officers" or "NEOs"), (iii) the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and (iv) such other business as may properly come before the Annual Meeting.
With regard to Proposal One (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Governance and Nominating Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and the two nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered "votes cast" and, therefore, will have no effect on the outcome of Proposal One.

With regard to Proposal Two ("say-on-pay"), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal Two requires the affirmative vote of a majority of votes cast on the matter. Abstentions and broker non-votes are not considered "votes cast" and therefore will have no effect on the outcome of Proposal Two. The vote on Proposal Two is a non-binding advisory vote.
With regard to Proposal Three (Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal Three requires the affirmative vote of a majority of votes cast on the matter. Abstentions and broker non-votes are not considered "votes cast" and therefore will have no effect on the outcome of Proposal Three. The vote on Proposal Three is a non-binding advisory vote.
Treatment of Voting Instructions
If you provide specific voting instructions, then your shares will be voted as instructed.
If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting (i) "FOR ALL" nominees listed in Proposal One, (ii) "FOR" Proposal Two, (iii) "FOR" Proposal Three, and (iv) in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.
You may have granted to your broker, trustee or other nominee discretionary voting authority over your account. Your broker, trustee or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee or other nominee.
The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting his or her shares at the Annual Meeting.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, then you must follow the specific instructions provided to you by your broker, trustee or other nominee to change or revoke any instructions you have already given to your broker, trustee or other nominee.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation
GreenSky will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of GreenSky, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. GreenSky also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board is divided into three classes, each serving staggered, three-year terms:
•our Class I directors are Gregg Freishtat and David Zalik, and their current terms expire at the 2022 Annual Meeting of Stockholders;
•our Class II directors are Arthur Bacci and Robert Sheft, and their current terms expire at the 2023 Annual Meeting of Stockholders; and
•our Class III directors are Joel Babbit and Gerald Benjamin, and their current terms expire at this year's Annual Meeting.
Action will be taken at the Annual Meeting for the election of the two Class III directors listed above, both of whom are currently GreenSky directors. The directors elected at the Annual Meeting will serve until the 2024 Annual Meeting or until their successor(s) are elected and qualified. Proxies can be voted for only two nominees.
The Board has no reason to believe that either of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of some other person or persons for either one or both of the nominees, then the proxies may be voted in accordance with the discretion of the named proxies "FOR" such substitute nominee or nominees. Alternatively, the Board may choose to reduce its size.
The name, age as of the Record Date, principal occupation for the last five years, selected biographical information and period of service as a director of GreenSky of the two Class III nominees and for the continuing directors are set forth below.
Class III Nominees for Election for Terms Expiring at the 2024 Annual Meeting of Stockholders
Gerald Benjamin, age 63, has served as our Vice Chairman since 2014 and as our Chief Administrative Officer since February 2018. Prior to joining GreenSky, Mr. Benjamin served as the Managing Partner of Atlanta Equity Investors, a middle market private equity firm; Head of Investment Banking at Navigant Capital Advisors; Senior Managing Director at Casas, Benjamin & White LLC, a national restructuring and mergers and acquisitions advisory firm; and CEO of Premier Healthcare, Inc., a health care services venture development and management company. Mr. Benjamin is a CPA and received a Bachelor of Science degree in accounting from the University of Kentucky, where he was named a Coopers & Lybrand Scholar. Mr. Benjamin's 35 years of operating, investment banking, corporate finance advisory, principal investing, and restructuring experience qualify him to serve as a member of our Board.
Joel Babbit, age 67, has served as a member of our Board since 2015. Mr. Babbit is the Co-Founder and Chief Executive Officer of Narrative Content Group, LLC ("NCG"), one of the leading resources for the production and distribution of digital content. Prior to launching NCG in 2009, Mr. Babbit spent more than 20 years in the advertising and public relations industry, creating two of the largest advertising agencies in the Southeastern U.S.—Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP Group's Grey Global Group). Following the acquisition of 360 in 2002, he served as President and Chief Creative Officer of the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP Group's GCI Group Inc., a public relations firm, and as Executive Vice President and General

Manager for the New York office of advertising agency Chiat/Day Inc. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City of Atlanta and as a member of the Mayor's cabinet. Mr. Babbit has served on the Board of Directors of Primerica, Inc. (NYSE: PRI) since 2011. He received an A.B.J. degree from The University of Georgia. Mr. Babbit's experience of over 35 years in both traditional and digital marketing, branding and corporate communications, together with his social media and entrepreneurial experience, qualifies him to serve as a member of our Board.
Class I Directors Continuing in Office until the 2022 Annual Meeting of Stockholders
Gregg Freishtat, age 54, has served as a member of our Board since 2014. In January 2018, Mr. Freishtat co-founded Solar Inventions LLC, a solar energy company, and has served as its Chief Commercial Officer since that time. From January 2014 to the founding of Solar Inventions, he served as Co-Founder and Chief Executive Officer of SalesWise, Inc., a technology company that provides business relationship intelligence. Prior to that, he was the Senior Vice President of Strategic Alliances at Outbrain Inc. Mr. Freishtat is a technology executive with over 20 years of experience leading innovative and transformative companies. He has founded four venture-backed start-ups, all of which had successful exits. Deeply rooted in venture capital and management of internet technology companies, he has led several companies through acquisition and has been involved in developing disruptive technologies in convergence of telecommunications/internet, personal finance/online banking, web-based analytics and digital media/online marketing and relationship intelligence. Mr. Freishtat received an undergraduate degree from Boston University and his J.D. from the University of Maryland Law School. Mr. Freishtat's extensive experience with disruptive technologies and rapidly growing ventures qualify him to serve as a member of our Board.
David Zalik, age 47, has served as our Chief Executive Officer since co-founding GreenSky in 2006 and has served as a member of our Board since 2014. Prior to co-founding GreenSky, Mr. Zalik founded MicroTech Information Systems, a computer hardware assembly company, and sold the business in 1996. Mr. Zalik also founded Outweb, a web and mobile-development consulting firm, and formerly was a director of RockBridge Commercial Bank. Mr. Zalik was the recipient of the 2016 Ernst & Young National Financial Services Entrepreneur of the Year Award. We believe Mr. Zalik is qualified to serve in his current capacity as Chief Executive Officer and a director because of his substantial operating, product strategy and industry expertise gained from his previous background as well as his current role as CEO of GreenSky.
Class II Directors Continuing in Office until the 2023 Annual Meeting of Stockholders
Arthur Bacci, age 62, has served as a member of our Board since April 2019. Mr. Bacci has held the position of Executive Vice President and Chief Wealth Officer of WSFS Financial Corporation (Nasdaq: WSFS), a savings and loan holding company, since April 2018. Prior to joining WSFS, Mr. Bacci was a Vice President at Principal Financial Group, a diversified global investment management firm, where he ultimately served as Head of Principal's Hong Kong business from 2013 to 2018. He joined Principal in 2002 as Chief Financial Officer of Principal Trust Company (in Delaware). He subsequently was named Chief Executive Officer and President of the trust company and Principal Bank. Mr. Bacci received his undergraduate degree in Finance from San Jose State University and an M.B.A. from Santa Clara University. He also has participated in leadership and management programs at the University of Pennsylvania's Wharton School. Mr. Bacci's extensive experience in the financial services industry qualifies him to serve as a member of our Board.
Robert Sheft, age 60, has served as a member of our Board since 2014. Mr. Sheft is the Chairman and CEO of Installation Made Easy, Inc. ("IME"), which he acquired in 2012 in partnership with Roark Capital Group, a private equity firm based in Atlanta, Georgia. IME provides enterprise software for the home improvement industry. Mr. Sheft is also a Senior Advisor to Roark Capital Group. Prior to acquiring IME, Mr. Sheft was the founder, President and CEO of Simply Floored, a residential flooring company that was acquired by IME. Prior to founding Simply Floored, Mr. Sheft was the founder, President and CEO of RMA Home Services, Inc., which was acquired by The Home Depot in December 2003 to create a platform for its installed home improvement division. Prior to founding RMA, Mr. Sheft spent five years as a Managing Director in charge of merchant Banking at First Southwest. Mr. Sheft began his career as an attorney in the mergers and acquisitions practice of Skadden, Arps, Slate, Meagher & Flom LLP. From May 2011 to February 2019, he served on the Board of Directors of StarTek, Inc. (NYSE: SRT). Mr. Sheft received a B.S. from the University of Pennsylvania's Wharton School and a J.D. from Columbia Law School. Mr. Sheft's extensive home improvement contractor experience qualifies him to serve as a member of our Board.
THE BOARD RECOMMENDS A VOTE "FOR ALL" NOMINEES LISTED IN PROPOSAL ONE FOR ELECTION TO SERVE A THREE-YEAR TERM ON THE BOARD.

PROPOSAL TWO:
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success, and to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return. We seek to align closely the interests of our named executive officers with the interests of our stockholders, and our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and compensation tables included under “Executive and Director Compensation.” The Compensation Committee has made several key enhancements in recent years to our compensation programs in order to continue to improve the alignment between compensation designs and outcomes and GreenSky's business and talent strategies, as well as the long-term interests of our stockholders.

At our 2020 Annual Meeting of Stockholders, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. Accordingly, we presently hold say-on-pay votes every year.

Proposed Advisory Resolution of Stockholders

The Board recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory
basis, the compensation of GreenSky’s Named Executive
Officers, as disclosed in this Proxy Statement, including
the Compensation Discussion and Analysis, the
Compensation Tables and the related narrative disclosure.”

References in this Proxy Statement to “Named Executive Officers” or “NEOs” refer to David Zalik, Gerald Benjamin, Timothy Kaliban, Andrew Kang, Robert Partlow and Kevin Goldstein.

Effects of Advisory Vote
The Compensation Committee takes very seriously its role in the governance of GreenSky’s compensation programs and values thoughtful input from stockholders. Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the

Board values stockholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESOLUTION SET FORTH ABOVE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE:
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
Under the rules and regulations of the SEC and The Nasdaq Stock Market ("Nasdaq"), the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of such firm's lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. PwC has served in such role since 2014. The Audit Committee considered a number of factors in determining whether to re-engage PwC as GreenSky’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing firms.
The Board and the Audit Committee believe that the continued retention of PwC as GreenSky’s independent registered public accounting firm is in the best interests of GreenSky and its stockholders. If stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. In addition, if stockholders ratify the selection of PwC, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms, and as a result of such process, may select PwC or another registered public accounting firm as our independent auditors.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

EXECUTIVE OFFICERS OF GREENSKY
Our executive officers are elected annually and serve at the pleasure of the Board. The following sets forth the name, age as of the Record Date, position(s) with GreenSky and selected biographical information for our executive officers. The biographies of Messrs. Zalik and Benjamin are provided above under "Proposal One: Election of Directors."

Name	Age	Position
David Zalik	47	Chief Executive Officer, Director and Chairman of the Board
Gerald Benjamin	63	Chief Administrative Officer, Director and Vice Chairman
Andrew Kang	45	Executive Vice President and Chief Financial Officer
Tim Kaliban	55	President and Chief Risk Officer
Dennis Kelly	63	President, GreenSky Patient Solutions
Andrew Kang has served as our Executive Vice President and Chief Financial Officer since September 2020. Mr. Kang has over 20 years of experience in banking and consumer finance and most recently served as Corporate Treasurer for Santander Holdings USA, the $150 billion U.S. bank holding company of Banco Santander S.A., and for Santander Consumer USA, a full spectrum auto finance company. Mr. Kang was responsible for all funding, liquidity and bank relationships, where he oversaw over $50 billion in securitizations, private credit facilities and asset sales. Mr. Kang also was responsible for asset liability management, capital management, strategic planning, and investor relations. Previously, Mr. Kang held positions in finance and treasury at Exeter Finance, HSBC Finance, Capital One and Thomson Reuters, managing financial reporting, accounting, audit, and internal controls for both public and private companies. Mr. Kang received his Bachelor of Arts in Biology and post-baccalaureate certification in Accounting, both from the University of Virginia.
Tim Kaliban has served as our President and Chief Risk Officer since 2012. Prior to joining GreenSky, Mr. Kaliban served as the Chief Operating Officer and Executive Vice President of Risk and Portfolio Management for TCM Bank, a leading provider of consumer and business credit card services to over 600 banks nationwide. Previously, Mr. Kaliban also directed product management and delivery for the card services division of Fidelity National Information Services, Inc., an international financial services and payments processor. Prior thereto, he headed the card services unit of BankNorth, managing credit card, debit card, merchant, ATM and agent bank services. Mr. Kaliban received a B.A. from Middlebury College and an M.B.A. from Tulane University.
Dennis Kelly has served as President of GreenSky Patient Solutions since November 2015. From August 2014 to October 2015, Mr. Kelly served as the CEO of CarePoint Health, a New Jersey based multi-hospital integrated delivery system. Prior to joining CarePoint Health, Mr. Kelly served as CEO of New Hope Bariatrics, Inc., a specialty ambulatory surgery center company that Mr. Kelly co-founded in 2005. Prior to co-founding New Hope Bariatrics, Inc., Mr. Kelly served as the Chief Operating Officer of MedCath Inc., a leading national cardiovascular hospital company, following a 15-year career as a sales executive with Siemens Medical Systems, where he ultimately led government and key accounts sales nationally. Mr. Kelly received his RT.R. from the University of Utah and his Bachelor of Science degree from Westminster College in Salt Lake City.

CORPORATE GOVERNANCE
We have established corporate governance practices designed to serve the best interests of GreenSky and its stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of Nasdaq. Our current Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters for the standing committees of the Board are available on our investor website at investors.greensky.com under the heading "Corporate Governance."
Set forth below is information regarding the meetings of the Board during 2020, a description of the Board's standing committees and additional information about our corporate governance policies and procedures.
Committees and Meetings of the Board
Board Composition. The size of our Board is currently fixed at six directors. The current members of the Board are Joel Babbit, Arthur Bacci, Gerald Benjamin, Gregg Freishtat, Robert Sheft and David Zalik. The Board has determined that Messrs. Babbit, Bacci, Freishtat and Sheft are independent in accordance with the Nasdaq and SEC rules governing director independence.
Meetings of the Board. Our Corporate Governance Guidelines provide that directors should be prepared for and attend Board meetings and actively participate in Board discussions. The Board met five times during 2020. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.
Board Committees. We have three standing committees: an Audit Committee; a Governance and Nominating Committee; and a Compensation Committee. Allocating responsibilities among these standing committees increases the amount of attention that can be devoted to the Board's oversight of GreenSky's business and affairs. The principal functions and the names of the directors currently serving as members of each of these committees are set forth below. In accordance with applicable Nasdaq and SEC requirements, the Board has determined that each director serving on the Audit, Compensation, and Governance and Nominating committees is an independent director.
Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to our financial matters. Its principal responsibilities include: oversight of the effectiveness of our accounting, auditing and financial reporting processes; the integrity of our financial statements; the effectiveness of our internal controls, policies and procedures for managing and assessing risk and promoting compliance with accounting standards and applicable legal and regulatory requirements; and the appointment, compensation and evaluation of the qualifications and independence of our independent registered public accounting firm.
The Audit Committee met five times during 2020. The current members of the Audit Committee are Arthur Bacci (Chairman), Joel Babbit and Robert Sheft. The Board has determined that Mr. Bacci is an "audit committee financial expert," as that term is defined in SEC rules.
Governance and Nominating Committee. The Governance and Nominating Committee assists the Board in identifying qualified director candidates, developing and monitoring our corporate governance policies and overseeing the evaluation of the Board. Its principal responsibilities include: identifying individuals qualified to become members of the Board and recommending candidates for election as directors; reviewing and reassessing GreenSky's corporate governance policies and practices; overseeing performance reviews of the Board as a whole, its committees and the individual directors; and overseeing succession planning for GreenSky's executive officers.
Our Corporate Governance Guidelines provide that the Governance and Nominating Committee shall work with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience and diversity. The Governance and Nominating Committee and the Board evaluate each director in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity of background and experience in the various areas. Each director is expected to be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director's past attendance at meetings, participation in and contributions to the activities of the Board and GreenSky and other qualifications and characteristics set forth in the Governance and Nominating Committee's charter. For more information, see "—Corporate Governance Policies—Policy for Consideration of Director Candidates Recommended by Stockholders."
The Governance and Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Governance and Nominating Committee consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The members of the Governance and Nominating Committee generally conceptualize diversity expansively to include factors such as race, gender, national origin, differences of viewpoint, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Governance and Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with its goal of creating a Board that best serves the needs of GreenSky and the interests of its stockholders.
The Governance and Nominating Committee met two times during 2020. The current members of the Governance and Nominating Committee are Joel Babbit (Chairman) and Gregg Freishtat.
Compensation Committee. The Compensation Committee has the primary authority to determine our compensation philosophy, establish compensation for our executive officers and make recommendations regarding director compensation to the Board. Its principal responsibilities include establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for executive officers, employees and directors; conducting an annual review of our Chief Executive Officer and other executive officers and determining their compensation; evaluating director compensation and making recommendations to the Board regarding director compensation; administering our employee benefit plans, including equity-based plans; and evaluating how our compensation philosophy, policies and practices relate to GreenSky's risk management processes and procedures and whether risk-taking incentives are consistent with GreenSky's overall risk profile.

The Compensation Committee met three times during 2020. The current members of the Compensation Committee are Gregg Freishtat (Chairman), Joel Babbit and Robert Sheft. For more information on the Compensation Committee, see "—Corporate Governance Policies—Consideration and Determination of Executive and Director Compensation."
Corporate Governance Policies
In addition to corporate governance matters described throughout this Proxy Statement, certain additional information about our corporate governance policies and procedures is set forth below:
Code of Ethics. Our Code of Business Conduct and Ethics, which we refer to as the "Code of Ethics," applies to all of our directors, officers, employees and independent contractors. The Code of Ethics is available on our investor website at investors.greensky.com under the heading "Corporate Governance."
Corporate Governance Guidelines. Our Board adopted the GreenSky, Inc. Corporate Governance Guidelines, which give effect to Nasdaq's requirements related to corporate governance and various other corporate governance matters. The Corporate Governance Guidelines reflect the Board's commitment to effective corporate governance, with a view to enhancing long-term stockholder value. Topics addressed in the Corporate Governance Guidelines include:
•Independence of the Board
•Director qualifications
•Committees of the Board
•Limitation on other board service
•Director conflicts of interest
•Board access to management and independent auditors
•Director orientation and continuing education
•Annual review of the Chief Executive Officer
•Succession planning for executive officers
A copy of the Corporate Governance Guidelines is available on our investor website at investors.greensky.com under the heading "Corporate Governance."
Risk Management. GreenSky's management is responsible for day-to-day risk management of the Company, subject to oversight by the Board and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.
The Board receives regular reports concerning our enterprise risk management program from the Audit Committee, which meets periodically with our internal and independent auditors, with our Chief Legal Officer and Chief Compliance Officer and with management.  In addition to receiving regular reports from the Audit Committee related to our enterprise risk management program, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the Compensation Committee and governance related risk from the Governance and Nominating Committee.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.
Restrictions on Hedging and Pledging Arrangements. The Board believes it is undesirable for GreenSky's directors, officers, employees and independent contractors to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of GreenSky or its affiliates, including our Class A common stock, as such transactions allow insiders to own GreenSky's equity securities without the full risks and rewards of ownership and potentially separate their interests from those of the public stockholders. Accordingly, the Board has adopted anti-hedging and anti-pledging policies that generally prohibit directors, officers, employees and independent contractors of GreenSky and its affiliates from: (i) selling GreenSky's securities short; (ii) holding GreenSky's securities in a margin account or pledging GreenSky's securities as collateral for a loan; (iii) entering into hedging, monetization transactions or similar arrangements, including forward sale or purchase contracts, equity swaps, collars or exchange funds, with respect to GreenSky's securities; and (iv) engaging in transactions in puts, calls or other derivative instruments that relate to or involve GreenSky's securities.
Risk Management Related to Compensation Policies and Practices. We do not believe our compensation policies or practices encourage excessive or unnecessary risk-taking nor do we believe the level of risk they do encourage is reasonably likely to have a material adverse effect on GreenSky. The design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals. For example, while our Annual Incentive Plan (AIP) and any cash bonus awards measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking. Our Stock Ownership Guidelines further serve to discourage excessive and unnecessary risk-taking. Our Compensation Committee has authority to consider and evaluate how GreenSky's compensation philosophy, policies and practices relate to its risk management processes and procedures and whether risk-taking incentives are consistent with its overall risk profile.
Executive Sessions of Independent Directors. Our Corporate Governance Guidelines provide that the independent directors shall meet in executive session on a periodic basis but no less than twice per year. At executive sessions, our independent directors meet without management or any non-independent directors present. The Board believes that executive sessions foster open and frank communication among the independent directors and add to the Board's effectiveness.
Consideration and Determination of Compensation of Executive Officers and Directors. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the performance and responsibilities of our executive officers, our overall performance and the Chief Executive Officer's recommendations, including evaluating employee performance and recommending salary levels and equity awards. In addition, the Compensation Committee has engaged an independent compensation consultant to advise regarding the status of GreenSky's executive officer compensation in relation to comparable companies.

In addition to the Chief Executive Officer, other members of management play a role in the executive compensation process. The most significant aspects of management's role are (i) preparing information for Compensation Committee meetings; (ii) establishing business performance targets and objectives; and (iii) providing background information regarding GreenSky's strategic objectives.
Under our Corporate Governance Guidelines, the compensation of independent directors is determined by the Board upon recommendation of the Compensation Committee. The guidelines further provide that, once a year, GreenSky's senior management or a compensation consultant report to the Compensation Committee regarding the status of GreenSky's director compensation in relation to comparable companies. The Compensation Committee has engaged an independent compensation consultant to provide such services.
For more information, see "Executive and Director Compensation — Compensation Discussion and Analysis".
Committee Authority to Retain Independent Advisors. Each of the Audit Committee, the Governance and Nominating Committee and the Compensation Committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by GreenSky.
Board Leadership Structure. David Zalik has served in the combined roles of Chairman and Chief Executive Officer since our initial public offering ("IPO"). Mr. Zalik's combined service as Chairman and Chief Executive Officer creates unified leadership for GreenSky. This leadership structure demonstrates to our business partners and stockholders that GreenSky is under strong leadership and minimizes the potential duplication of efforts among management and the directors. The Board does not have a lead independent director and does not believe that one is necessary in light of GreenSky's size. The Board believes its leadership structure allows GreenSky to operate efficiently and is in the best interests of GreenSky and its stockholders.
No Executive Loans. We do not extend loans to executive officers or directors, and we have no such loans outstanding.
Policy for Director Attendance at Annual Meetings. Under our Corporate Governance Guidelines, each director is strongly encouraged to attend each Annual Meeting of Stockholders. All of our directors attended our 2020 Annual Meeting of Stockholders.
Process for Stockholders to Send Communications to the Board. Our Corporate Governance Guidelines provide that stockholders should have the opportunity to send communications to the non-management members of our Board. Any stockholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Corporate Secretary of GreenSky at our principal executive offices. Each communication should set forth (i) the name and address of the stockholder, as it appears on GreenSky's books, and if the stockholder's Class A common stock is held by a nominee, the name and address of the beneficial owner of GreenSky's Class A common stock and (ii) the number of shares of GreenSky's Class A common stock owned by such stockholder. The Corporate Secretary, in consultation with appropriate directors as necessary, reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate director(s) or, if none is specified, to the entire Board.

Policy for Consideration of Director Candidates Recommended by Stockholders. We welcome recommendations for director candidates from stockholders. In order to make a recommendation, a stockholder should submit the following information to the Governance and Nominating Committee:
•a résumé for the candidate detailing the candidate's work experience and academic credentials;
•written confirmation from the candidate that he or she (i) would like to be considered as a candidate and would serve if nominated and elected, (ii) consents to the disclosure of his or her name, (iii) has read our Code of Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code of Ethics or required a waiver, (iv) is, or is not, "independent" as that term is defined by Nasdaq and SEC rules, and (v) has no plans to change or influence the control of GreenSky;
•the name of the recommending stockholder as it appears in our books, the number of shares of Class A common stock and Class B common stock that is owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name (if the recommending person is not a stockholder of record, he or she should provide proof of share ownership);
•personal and professional references, including contact information; and
•any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
This information should be sent to the Governance and Nominating Committee, c/o the Corporate Secretary at our principal executive offices, who will forward it to the chairperson of the Governance and Nominating Committee. The Governance and Nominating Committee does not necessarily respond to stockholder recommendations.

REPORT OF AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of GreenSky's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
Management is responsible for GreenSky's internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. GreenSky's independent registered public accounting firm, PwC, is responsible for performing an independent audit of GreenSky's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report its findings to the Board. The Audit Committee members are not professional accountants and their functions are not intended to duplicate or to certify the activities of management or PwC, nor can the Audit Committee certify that PwC is "independent" under applicable rules. The Audit Committee serves a board-level oversight role and provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and PwC and the experience of its members in business, financial and accounting matters.
In this context, the Audit Committee has met and held discussions with management and PwC. Management represented to the Audit Committee that GreenSky's audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
PwC also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding its independence, and the Audit Committee discussed with PwC its independence.
Based upon the Audit Committee's discussions with management and PwC and the Audit Committee's review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in GreenSky's Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2020.

Submitted by the Audit Committee:
Arthur Bacci, Chairman
Joel Babbit
Robert Sheft

AUDITOR FEES
The Audit Committee has selected PwC to serve as GreenSky's independent registered public accounting firm for the fiscal year ending December 31, 2021. We first engaged PwC in 2014, and PwC has served as our principal accounting firm since that date. A representative of PwC is expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so. For additional information, see "Proposal Three: Ratification of the Appointment of PricewaterhouseCoopers LLP."
Audit Fees. The aggregate fees billed by PwC for professional services rendered for the audits of our annual consolidated financial statements, and the reviews of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q, totaled $2,209,544 for the fiscal year ended December 31, 2020 and $1,937,500 for the fiscal year ended December 31, 2019.
Audit-Related Fees. The aggregate fees billed by PwC related to assurance and similar services totaled $43,500 for the fiscal year ended December 31, 2020 and $77,000 for the fiscal year ended December 31, 2019. These fees were principally related to the audit of GreenSky's 401(k) plan and services performed in connection with GreenSky's review of strategic alternatives.
Tax Fees. There were no tax fees billed by PwC for the fiscal years ended December 31, 2020 and 2019.
All Other Fees. All Other Fees consist of any fees and expenses for professional services not included in one of the other categories. All Other Fees totaled $3,600 and $4,500, respectively, for the fiscal years ended December 31, 2020 and 2019, and relate to the annual license renewal for PwC's accounting research software and disclosure checklists.
All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") describes our underlying compensation philosophy, our compensation programs, and the fundamental elements of compensation paid to our Named Executive Officers whose 2020 compensation information is provided in the tables following this discussion. Our NEOs for 2020 are set forth in the following table:

Named Executive Officer	Title
David Zalik	Chairman and Chief Executive Officer
Gerald Benjamin	Vice Chairman and Chief Administrative Officer
Timothy Kaliban	President and Chief Risk Officer
Andrew Kang	Executive Vice President and Chief Financial Officer
Robert Partlow	Former Executive Vice President and Chief Financial Officer(1)
Kevin Goldstein	Former Executive Vice President and Chief Credit Officer(2)

____________
(1)On September 14, 2020, Mr. Partlow transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President, Capital Markets. On September 14, 2020, Mr. Kang was appointed as Executive Vice President and Chief Financial Officer.
(2)Mr. Goldstein resigned his position, effective February 28, 2021.

Executive Summary
2020 Business Highlights
Throughout 2020, our business was impacted by the effects of the COVID-19 pandemic and the related actions by U.S. federal, state and local governments to contain the spread of the virus. In particular, the government mandates to close businesses that are part of our Elective Medical merchant network negatively impacted our 2020 performance. The challenges posed by the global pandemic were significant, but GreenSky proved resilient, acting with agility to adapt our business and continue our growth initiatives. Important highlights from the year include:

•Maintained Uninterrupted Service to GreenSky Ecosystem: In 2020, we maintained business continuity and uninterrupted service to the GreenSky ecosystem, despite the challenges we faced due to the COVID-19 pandemic. For additional information about our GreenSky ecosystem, see "—Emerging Stronger from the COVID-19 Pandemic" below.
•Diversified our Funding: In 2020, we successfully implemented our strategy to diversify our funding to support our expected future transaction volume growth.
•Expanded our Term Loan Facility: In 2020, GreenSky increased the borrowings under its credit agreement by $75 million. The proceeds are being used for general corporate purposes and to enhance our overall liquidity position.
•Obtained Patent Protection for our Technology Platform: In 2020, the United States Patent and Trademark Office issued two key patents related to our mobile application process and decisioning model. These patents are an important recognition of a key component of our proprietary technology platform.
•Maintained Liquidity: As of December 31, 2020, GreenSky had aggregate Bank Partner commitments of $9.7 billion from its existing Bank Partners, of which $2.0 billion was unused.
•Maintained Strong Credit Quality: For all loans originated on the GreenSky platform during fiscal 2020, the credit-line weighted average consumer credit score was 780. Furthermore, as of December 31, 2020, 40% of all loans on the GreenSky platform were to consumers with credit scores over 780 and over 88% of all loans on the GreenSky platform were to consumers with credit scores over 700.

Emerging Stronger from the COVID-19 Pandemic
As the impact of COVID-19 continues to persist and evolve, GreenSky remains committed to serving GreenSky merchants, Bank Partners and program borrowers, while caring for the safety of our associates and their families. Our approach is grounded in our continued focus in three key areas of the GreenSky ecosystem:

GreenSky Associates. We have focused on ensuring a safe environment for employees and supporting employees as they balance life challenges resulting from the pandemic. In March 2020, we instituted a company-wide work-from-home program to ensure the safety of all GreenSky associates and their families. We formed a GreenSky Continuity Team that is tasked with communicating to employees on a regular basis regarding such efforts as planning for contingencies related to the COVID-19 pandemic, providing updated information and policies related to the safety and health of all GreenSky associates, and actively monitoring the pandemic for new developments that may impact GreenSky, our work locations, and/or our associates. We remain committed to providing a positive, purposeful working experience for our associates that is reflective of our purpose and values.

GreenSky Merchants, Bank Partners, and GreenSky Program Borrowers. During times of crisis, business continuity and adapting to the needs of our merchants, Bank Partners, and program borrowers is critical. To maintain our strong credit position in this uncertain economic environment, we continue to emphasize our super-prime promotional loan programs with our merchants. Additionally, in partnership with our Bank Partners, GreenSky program borrowers impacted by COVID-19 who requested hardship assistance have received temporary relief from payments. We continue to provide limited protection to the Bank Partners through our contractual escrow agreements. We are responsive to the increase in volume of customer and regulatory requests that have been brought on by the COVID-19 pandemic.

GreenSky Business Growth. Continuing our focus on business initiatives remains at the core of our actions. For additional information about our recent business initiatives, see "—2020 Business Highlights" above.

2020 Performance and Impact on Pay Decisions
Action	Additional Considerations
No base salary increases for our NEOs	•Mr. Zalik's and Mr. Benjamin's base salaries have been unchanged since 2016 and base salaries for the remaining NEOs were unchanged from 2019 to 2020.
As a result of 2020 performance and the impact of COVID-19, the Compensation Committee used discretion to determine cash payouts for our NEOs	•Mr. Zalik voluntarily declined any discretionary cash bonus. Messrs. Benjamin, Kaliban, Kang, Partlow and Goldstein received discretionary cash payouts.
Long-term incentive (LTI) awards to our NEOs (other than our CEO who did not receive an LTI award in 2020) were delivered in the form of restricted stock and stock options	•Due to Mr. Zalik's current ownership interest in GreenSky, he has elected not to receive annual LTI awards.

Say-on-Pay

At our 2020 Annual Meeting of Stockholders, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Named Executive Officers annually. Accordingly, we decided to hold "say-on-pay" votes every year. We are holding our first say-on-pay vote at this year's Annual Meeting. See "Proposal Two: Advisory Vote to Approve Executive Compensation." The Compensation Committee will consider the outcome of the say-on-pay vote when considering future executive compensation decisions.

Alignment with Stockholder Interests: What We Do and Don't Do
What We Do	What We Don't Do
☑ Provide the majority of compensation in the form of annual and long-term incentives	☒ No excise tax gross-ups in the event of a change of control
☑ Maintain a strong link between financial goals, stockholder value creation and executive compensation	☒ Executive officers and non-employee directors are subject to anti-hedging and anti-pledging policies adopted by the Board
☑ Use an independent compensation consultant that is engaged directly by the Compensation Committee to advise on executive compensation matters	☒ No repricing of underwater stock options
☑ Maintain stock ownership guidelines for executives and non-employee directors	☒ No stock options granted with an exercise price less than fair market value. All stock options are granted with an exercise price at the closing price on the date of grant
☒ No guaranteed bonuses
☒ No single-trigger vesting of equity awards upon a change of control
☒ No significant perquisites

Compensation Philosophy and How Pay Decisions are Made
Compensation Philosophy
We strive to provide our employees, including our executive officers, with meaningful rewards while maintaining alignment with stockholder interests, corporate values and strategic priorities. In setting and overseeing the compensation of our executive officers, the Compensation Committee believes our compensation philosophy to be best effectuated by designing compensation programs and policies to achieve the following specific objectives:
•Attracting, motivating, and retaining highly capable executives who contribute to our short- and long-term success, profitability, and growth;
•Aligning the interests of our executives and stockholders by rewarding executives for creating long-term stockholder value; and
•Differentiating executive compensation based on actual performance and individual contributions.
Factors in Setting Executive Officer Pay
In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the performance and responsibilities of our executive officers, our overall performance and the Chief Executive Officer's recommendations for each of the NEOs other than himself.
From time to time, the Compensation Committee invites members of management, including David Zalik, Gerald Benjamin, Andrew Kang, Lois Rickard and Steven Fox, to attend all or a portion of its meetings. Typically, Messrs. Zalik and Benjamin review the performance of senior management and make recommendations on compensation levels for the NEOs other than themselves, Mr. Kang provides financial information related to those recommendations, Ms. Rickard advises the Compensation Committee on employee performance and market data, and Mr. Fox advises the Compensation Committee on legal matters and prepares documents for the Compensation Committee's consideration. In addition, these officers answer questions posed by the Compensation Committee.
In the past, the Company has reviewed peer group data to evaluate compensation levels. The Compensation Committee established a peer group in 2018 for assistance in developing compensation levels for executive officers in prior years. For 2020, the Compensation Committee did not rely on peer group data. Since peer data was largely based on compensation before the onset of the COVID-19 pandemic and GreenSky shifted its objectives in light of the pandemic, the Compensation Committee decided to use discretion to evaluate 2020 performance.

Roles and Responsibilities in Setting Executive Officer Compensation
Compensation Committee The Compensation Committee is currently composed of three independent directors and reports to the Board.
•Evaluates CEO performance and GreenSky's overall performance
•Determines and approves compensation for our executive officers
•Retains an independent compensation consultant to assist it in evaluating compensation and fulfilling its obligations as set forth in its charter

Consultant to the Compensation Committee
The Compensation Committee has retained independent consultants to provide consulting advice on matters of governance and executive compensation. Pay Governance advised the committee on 2020 compensation structure and plan designs. Pearl Meyer advised the committee on 2020 year-end compensation decisions and 2021 compensation planning.

•Performs all functions at the direction of the Compensation Committee
•Attends committee meetings, as requested
•Provides advice and opinion on the appropriateness and competitiveness of our compensation programs relative to market practice, our strategy and internal processes
•Provides advice regarding compensation decision-making governance

Management (including the Chairman & CEO)
•Evaluates employee performance
•Prepares information for Compensation Committee meetings
•Establishes business performance targets and objectives
•Provides background information regarding GreenSky's strategic objectives
•Recommends salary levels, annual incentive and equity awards

Executive Compensation Program Structure
Our executive compensation program is typically composed of three primary components:

Pay Element	Description
Salary	•Provides a competitive amount of fixed compensation
Annual Incentive Plan (AIP) bonus	•Provides additional compensation opportunity if financial and/or individual goals are achieved
Long-Term Incentives (LTI)	•Creates alignment with executives and stockholders with grants of restricted stock and stock options
The Compensation Committee allocates target pay, among the above components, to place a greater emphasis on annual incentive and equity-based pay (i.e., restricted stock and stock options). This mix ensures the appropriate alignment of executive compensation with financial performance and stockholder value creation. Given our CEO's equity ownership interest in GreenSky, we have not issued to Mr. Zalik equity compensation or paid incentive compensation in the past three years. For NEOs (other than our CEO), actual pay can differ versus target pay based on corporate or individual performance against goals (annual incentive) and changes in our stock price (restricted stock and stock options). The chart below illustrates the pay mix for our NEOs (other than our CEO) for 2020:

The pay mix orientation toward incentive pay opportunities was designed to motivate our NEOs (other than our CEO) to achieve certain operational outcomes, achieve a higher share price and retain them going forward to continue our growth and profitability.

2020 Compensation Program
Salaries
The Compensation Committee reviews the salaries of our executive officers every year. The table below shows that the salaries for all NEOs who served during 2020 were unchanged from 2019:

Named Executive Officer	Title	2019 Salary	2020 Salary		% Change
David Zalik	Chairman and Chief Executive Officer	$500,000	$500,000		—%
Gerald Benjamin	Vice Chairman and Chief Administrative Officer	$450,000	$450,000		—%
Timothy Kaliban	President and Chief Risk Officer	$400,000	$400,000		—%
Andrew Kang (1)	EVP and Chief Financial Officer	$—	$650,000	(2)	N/A
Robert Partlow (1)	Former EVP and Chief Financial Officer	$400,000	$400,000		—%
Kevin Goldstein (3)	Former EVP and Chief Credit Officer	$625,000	$625,000		—%
____________
(1)On September 14, 2020, Mr. Partlow transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President, Capital Markets. On September 14, 2020, Mr. Kang was appointed as Executive Vice President and Chief Financial Officer.
(2)2020 salary reflects the annualized value.
(3)Mr. Goldstein resigned his position, effective February 28, 2021.
At the recommendation of our CEO, the Compensation Committee does not anticipate increasing the salary of any executive officer in 2021.
Annual Incentive Plan
The GreenSky, Inc. Annual Incentive Plan (AIP) is designed to reward employees, including executive officers, if specified performance goals are achieved and to encourage the creation of stockholder value by establishing a direct link between achievement of specified performance goals and the incentive compensation of eligible GreenSky employees.
Typically, a participant's potential AIP award is determined by multiplying the participant's target award (as a percentage of the participant's annual salary) by the relevant AIP award multipliers (determined based upon the performance goals achieved for the performance period).
In the past, at the end of the performance period, the Compensation Committee would determine the extent to which the applicable performance goals were achieved or exceeded and the actual award payments to be made, although the Compensation Committee retains the discretion to determine amounts to be paid to individual participants that may be greater or less than the formula result.
For 2020, in light of the COVID-19 pandemic, the Compensation Committee did not award cash incentives under the AIP. As anticipated and disclosed in our 2020 Proxy Statement, primarily driven by the unforeseeable impacts of the COVID-19 pandemic, the Compensation Committee followed a discretionary approach to cash bonuses in 2020.

Discretionary Cash Bonuses
In evaluating 2020 performance and determining cash bonuses, the Compensation Committee considered operational outcomes during the pandemic, such as maintaining uninterrupted service to the GreenSky ecosystem, funding diversification, access to capital and liquidity, bank partner commitments, and credit quality. For additional information about our 2020 performance, see "—2020 Business Highlights" above.
The Compensation Committee evaluated the following individual contributions in determining the 2020 cash bonuses:

Named Executive Officer	Key Individual Achievements in 2020
Gerald Benjamin
•Led key funding initiatives to augment GreenSky’s historical funding arrangements with capital markets activities, including the expansion of GreenSky's Term Loan B and implementation of a revolving special purpose vehicle facility.
•Following completion of the strategic alternatives review process, led the creation of a business growth plan that was introduced at GreenSky’s first Investor Day held in January 2021.

Timothy Kaliban
•Led GreenSky's business continuity initiatives and oversaw the company-wide transition to the work-from-home program.
•Directed and executed credit strategy changes throughout the COVID-19 pandemic.
•Played a key role in the due diligence and execution of GreenSky's liquidity strategies.

Andrew Kang
•Transitioned into the CFO role with immediate focus in four areas: Financial Planning & Analysis, Investor Relations, Funding & Liquidity, and Organization and Culture.
•Played a key role in planning and leading GreenSky's first Investor Day.
•Played an integral role in re-organizing GreenSky’s financial planning and analysis function and created specific work streams.

Robert Partlow
•Transitioned CFO responsibilities successfully while leading and expanding the Capital Markets team.
•Played a key role in establishing funding alternatives to augment historical funding arrangements, including the implementation of a revolving special purpose vehicle facility.

Kevin Goldstein
•Led initiatives to enhance credit policy, achieving a higher average credit score for the credit portfolio.
•Achieved lower delinquency rates than our peers, despite the impacts of the COVID-19 pandemic.

Mr. Zalik voluntarily declined any discretionary cash bonus. Messrs. Benjamin, Kaliban, Kang, Partlow, and Goldstein received discretionary cash payouts based on the CEO's assessment of, and the Compensation Committee's concurrence with, the steady operational outcomes amidst the COVID-19 pandemic as well as extraordinary individual contributions of the NEOs during 2020.

The following table provides the actual discretionary cash payouts for 2020:

Named Executive Officer	Discretionary Cash Payment Awarded
David Zalik	$—
Gerald Benjamin	$200,000
Timothy Kaliban	$200,000
Andrew Kang (1)	$60,494
Robert Partlow	$125,000
Kevin Goldstein	$312,500
____________
(1)Mr. Kang's 2020 actual payout amount was prorated for the period of service between his hire date of September 14, 2020 and December 31, 2020.
Long-Term Incentive Program
Our long-term incentive ("LTI") awards for 2020 were delivered in the form of shares of restricted stock and non-qualified stock options. Due to Mr. Zalik's current equity ownership interest in GreenSky, he has elected not to receive annual LTI awards. Despite uncertainty brought on by the COVID-19 pandemic, we made these awards to continue aligning the interests of our NEOs with those of our stockholders (stock options, which have value to the recipient only when our stock price appreciates) and to provide increased retention value (restricted stock awards), as we regard our NEOs and other recipients to be crucial to our ongoing growth and profitability and to provide market competitive pay.
Due to the onset of the COVID-19 pandemic, GreenSky reduced the 2020 target equity grant values significantly from the 2019 target equity grant values that were established using peer group data. We used the average closing price of our stock between March 10, 2020 and May 7, 2020 ($4.00) to determine the number of shares to grant our NEOs. This time period was chosen because it occurred after the release of our financial statements for the year ended December 31, 2019. The table below shows the 2020 equity grant guidelines for our NEOs, in terms of the target 2020 LTI award, the weighting and value allocated between shares of restricted stock and stock options and the number of shares underlying restricted stock and stock option awards.

		Restricted Stock			Stock Options
Named Executive Officer	Target 2020 LTI Award	%	Value	Shares	%	Value	Underlying Shares
David Zalik	$—	—	$—	—	—	$—	—
Gerald Benjamin	$500,000	66.7%	$333,333	83,336	33.3%	$166,667	89,468
Timothy Kaliban	$500,000	66.7%	$333,333	83,336	33.3%	$166,667	89,468
Robert Partlow	$750,000	100.0%	$750,000	187,500	—	$—	—
Kevin Goldstein	$1,250,000	66.7%	$833,333	208,336	33.3%	$416,667	223,668
The actual LTI grants were made using the closing price of our Class A common stock of $3.73 on May 14, 2020, the date the Compensation Committee approved the equity grants for our executive officers. The following table shows the actual value of the grants made to each NEO and reflects the $3.73 per share grant price. Vesting occurs ratably over a four-year period.

Named Executive Officer	Restricted Stock		Stock Options
	Shares	Value	Underlying Shares	Value	Actual 2020 LTI Award
David Zalik	—	$—	—	$—	$—
Gerald Benjamin	83,336	$310,843	89,468	$154,182	$465,025
Timothy Kaliban	83,336	$310,843	89,468	$154,182	$465,025
Robert Partlow	187,500	$699,375	—	$—	$699,375
Kevin Goldstein	208,336	$777,093	223,668	$385,452	$1,162,545
Our NEOs did not receive additional equity awards outside of the LTI awards granted in May 2020, with the exception of Mr. Kang who received an equity grant upon his hire in September 2020. In connection with his hire, Mr. Kang received two grants. On September 24, 2020, Mr. Kang was granted a stock option to purchase 34,188 shares of Class A common stock with an exercise price of $4.11 and 231,400 shares of restricted stock. Of these awards, 200,000 shares of restricted stock served as an inducement grant. The remaining restricted stock and the option award were provided as the pro rata portion of 2020 annual equity incentive. All awards granted in 2020 are subject to a four-year ratable vesting period. The total fair value on the date of grant was $1,016,175 ($65,121 from the stock option award and $951,054 from the shares of restricted stock).
Separation Agreement with Mr. Goldstein
On February 2, 2021, in connection with Mr. Goldstein’s resignation effective February 28, 2021, GreenSky and Mr. Goldstein entered into a separation agreement and general release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Goldstein is entitled to receive: (i) $625,000, payable in 26 equal installments in accordance with GreenSky’s normal payroll practices and representing his annual base salary, (ii) $312,500, payable in a lump sum and representing his bonus for 2020, (iii) one-sixth of any cash bonus to which he would have been entitled for 2021 under the AIP, payable in a lump sum at the same time as bonuses are paid to other participants in the AIP, (iv) continued vesting in his outstanding equity awards through May 31, 2021, and (v) payment of COBRA premiums for a period of 12 months. These payments and benefits are in lieu of any payments and benefits to which Mr. Goldstein would have otherwise been entitled under the Company’s Executive Severance Plan. Under the Separation Agreement, Mr. Goldstein agreed to certain confidentiality, non-disparagement, and cooperation covenants and granted a general release of claims in favor of GreenSky, its subsidiaries, and its affiliates.
2021 Compensation Decisions
Our Compensation Committee has made the following decisions regarding our executive compensation program for 2021 for the NEOs:
•No salary increases
•All equity awards in the form of restricted stock
•With regard to the AIP, targets as a percent of salary, performance measures and weightings between performance measures are still being established for 2021

Compensation Governance
In addition to structuring our compensation programs with objective, predetermined goals with direct oversight by our Compensation Committee, we employ several other features to enhance the governance of our compensation programs. Below is a discussion of the Stock Ownership Guidelines applicable to our NEOs. For more information regarding our compensation governance applicable to all employees (including our NEOs), see "Corporate Governance — Corporate Governance Policies."
Stock Ownership Guidelines. Our Board has adopted Stock Ownership Guidelines because it believes GreenSky's executive officers and non-employee directors should have a meaningful ownership stake in the company to further align their interests with the long-term interests of our stockholders and promote our commitment to sound corporate governance. Each executive officer is required to hold equity valued at a multiple of such person's annual salary in the applicable amount provided below:

Position	Guideline
Chairman & Chief Executive Officer	6x salary
Other Executive Officers	3x salary

Each executive officer has five years from becoming an executive officer to accumulate sufficient equity and achieve the ownership required by the Stock Ownership Guidelines. As of the Record Date, each of GreenSky's executive officers was in compliance with the requirements of the Stock Ownership Guidelines.
Compensation Committee Report
In connection with our oversight of the compensation programs of GreenSky, we, the members of the Compensation Committee listed below, have reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon such review and discussion, we have recommended to GreenSky's Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:
Gregg Freishtat (Chairman)
Joel Babbit
Robert Sheft

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers during the fiscal years ended December 31, 2020, 2019 and 2018.

Name	Year	Salary	Bonus (1)	Non-Equity Incentive Compensation (2)	Option Awards (3)	Stock Awards (3)	All Other Compensation (4)	Total
David Zalik(5)	2020	$500,000	$—	$—	$—	$—	$2,365	$502,365
Chief Executive Officer and Chairman	2019	$500,000	$—	$—	$—	$—	$2,365	$502,365
	2018	$500,000	$—	$—	$—	$—	$2,288	$502,288
Gerald Benjamin(5)	2020	$450,000	$200,000	$—	$154,180	$310,843	$938,459	$2,053,482
Chief Administrative Officer and Vice Chairman	2019	$450,000	$—	$—	$858,312	$1,671,509	$1,329,548	$4,309,369
	2018	$450,000	$899,998	$—	$—	$3,126,793	$2,195,102	$6,671,893
Tim Kaliban	2020	$400,000	$200,000	$—	$154,180	$310,843	$338,402	$1,403,425
President and Chief Risk Officer	2019	$400,000	$—	$163,620	$858,312	$1,671,509	$167,735	$3,261,176
	2018	$345,000	$301,868	$—	$—	$—	$1,659,677	$2,306,545
Andrew Kang EVP and CFO(6)	2020	$200,000	$280,494	$—	$65,121	$951,054	$172,088	$1,668,757
Robert Partlow	2020	$400,000	$125,000	$—	$—	$699,375	$432,500	$1,656,875
Former EVP and CFO(7)	2019	$400,000	$—	$151,620	$643,733	$1,253,632	$453,993	$2,902,978
Kevin Goldstein	2020	$625,000	$312,500	$—	$385,447	$777,093	$9,255	$2,109,295
Former EVP, Chief Credit Officer(8)	2019	$625,000	$—	$312,500	$837,875	$626,810	$88,652	$2,490,837
____________
(1)The amounts shown represent discretionary bonuses paid to certain of our Named Executive Officers. Awards were paid in cash and restricted stock awards as follows:
(a)Discretionary Cash Bonuses
(i)2018: Kaliban ($43,125)
(ii)2020: Benjamin ($200,000); Kaliban ($200,000); Kang ($60,494); Partlow ($125,000); Goldstein ($312,500)
(b)Discretionary New Hire Bonus
(i)2020: Kang ($220,000)
(c)Discretionary Restricted Stock Awards
(i)2018: Benjamin ($899,998); Kaliban ($258,743)
(2)The amounts shown represent non-discretionary cash bonuses paid to eligible GreenSky employees (which include our NEOs) under the AIP.
(3)The amounts shown were computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 10, 2021 (the "10-K").
(4)The compensation included in the "All Other Compensation" column includes:
(a)for Mr. Zalik, 401(k) matching contributions;
(b)for Mr. Benjamin, distributions in respect of GreenSky Holdings, LLC equity awards in the amounts of $938,459, $1,329,548, and $2,195,102 in 2020, 2019, and 2018, respectively;

(c)for Mr. Kaliban, (i) distributions in respect of GreenSky Holdings, LLC equity awards in the amounts of $329,127, $158,460, and $1,650,402 in 2020, 2019, and 2018, respectively, and (ii) 401(k) matching contributions in the amount of $9,275 in each of 2020, 2019, and 2018;
(d)for Mr. Kang, (i) 401(k) matching contributions in the amount of $1,750, (ii) transportation costs of $20,338 in 2020 in connection with Mr. Kang commuting to our principal executive offices in Atlanta, Georgia (which transportation cost also includes a tax gross-up of $7,913), and (iii) reimbursement of relocation expenses of $150,000;
(e)for Mr. Partlow, (i) distributions in respect of GreenSky Holdings, LLC equity awards in the amounts of $423,225 and $377,459 in 2020 and 2019, respectively, (ii) 401(k) matching contributions in the amount of $9,275 and $9,383 in 2020 and 2019, respectively, and (iii) transportation costs of $67,151 in 2019 in connection with Mr. Partlow commuting to our principal executive offices in Atlanta, Georgia (which transportation cost also includes a tax gross-up of $31,367); and
(f)for Mr. Goldstein, (i) 401(k) matching contributions in the amount of $9,255 in 2020, and (ii) transportation costs of $88,652 in 2019 in connection with Mr. Goldstein commuting to our principal executive offices in Atlanta, Georgia (which transportation cost also includes a tax gross-up of $37,280).
(5)Messrs. Zalik and Benjamin also serve on our Board but do not receive any additional compensation for their service as directors.
(6)Reflects the salary Mr. Kang earned since September 14, 2020, the date of his hire.
(7)On September 14, 2020, Mr. Partlow transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President, Capital Markets. On September 14, 2020, Mr. Kang was appointed as Executive Vice President and Chief Financial Officer.
(8)Mr. Goldstein resigned his position, effective February 28, 2021.
Grants of Plan-Based Awards in 2020
The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2020.

	Equity Incentive Plan Awards
Name	Grant Date (1)	Number of Securities Underlying Restricted Stock Awards (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
David Zalik	—	—	—	$—	$—
Gerald Benjamin	5/14/2020	83,336(3)	89,468(3)	$3.73	$465,025
Tim Kaliban	5/14/2020	83,336(3)	89,468(3)	$3.73	$465,025
Andrew Kang	9/24/2020	231,400(4)	34,188(4)	$4.11	$1,016,175
Robert Partlow	5/14/2020	187,500(3)	$—	$—	$699,375
Kevin Goldstein	5/14/2020	208,336(3)	223,668(3)	$3.73	$1,162,545
____________
(1)All awards granted in 2020 vest at a rate of 25% per year on the anniversary of the date of grant.
(2)The amounts shown were computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 12 to the consolidated financial statements included in our 10-K.
(3)Awards granted on May 14, 2020 as part of the Long-Term Incentive Program and which vest ratably over four years.
(4)Awards granted on September 24, 2020 in connection with Mr. Kang's hire and which vest ratably over four years.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table presents information regarding outstanding equity awards, as of December 31, 2020, for each Named Executive Officer:

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/Sh)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)
David Zalik
	—	—	—	$—	—	—	$—
Gerald Benjamin
2016 Incentive	8/22/2016	—	—	$—	—	18,748(3)	$86,802
2018 Incentive	3/1/2018	—	—	$—	—	157,500(3)	$729,225
2018 Incentive	3/7/2019	—	—	$—	—	47,809(4)	$221,354
2019 Incentive	3/7/2019	56,818	170,457(5)	$12.55	3/7/2029	99,891(5)	$462,495
2020 Incentive	5/14/2020	—	89,468(6)	$3.73	5/14/2030	83,336(6)	$385,846
Tim Kaliban
2018 Bonus	3/7/2019	—	—	$—	—	13,745(4)	$63,638
2019 Incentive	3/7/2019	56,818	170,457(5)	$12.55	3/7/2029	99,891(5)	$462,495
2020 Incentive	5/14/2020	—	89,468(6)	$3.73	5/14/2030	83,336(6)	$385,846
Andrew Kang
2020 New Hire	9/24/2020	—	—	$—	—	200,000(7)	$926,000
2020 Incentive	9/24/2020	—	34,188(7)	$4.11	9/24/2020	31,400(7)	$145,382
Robert Partlow
2014 Incentive	11/11/2014	100,000(8)	—	$5.65	11/11/2024	—	$—
2018 Incentive	3/1/2018	—	—	$—	—	42,000(3)	$194,460
2018 Incentive	3/7/2019	—	—	$—	—	26,560(4)	$122,973
2019 Incentive	3/7/2019	42,614	127,842(5)	$12.55	3/7/2029	74,918(5)	$346,871
2020 Incentive	5/14/2020					187,500(6)	$868,125
Kevin Goldstein(9)
2018 New Hire	9/25/2018	40,764	40,765(10)	$19.73	9/25/2028	30,197(10)	$139,810
2018 Incentive	3/7/2019	—	—	$—	—	5,746(4)	$26,604
2019 Incentive	3/7/2019	21,307	63,921(5)	$12.55	3/7/2029	37,459(5)	$173,434
2019 Special	3/7/2019	10,000	30,000(11)	$12.55	3/7/2029	20,000(11)	$92,600
2019 Special	9/6/2019	51,689	155,608(12)	$6.83	9/6/2029	82,358(12)	$381,315
2020 Incentive	5/14/2020	—	223,668(6)	$3.73	5/14/2030	208,336(6)	$964,596
____________
(1)Represents options to acquire shares of GreenSky's Class A common stock.
(2)The market value is based on the $4.63 closing price of GreenSky’s Class A common stock on December 31, 2020.
(3)The amount shown represents the number of common membership interests of GreenSky Holdings, LLC (and an equal number of shares of GreenSky’s Class B common stock) that are unvested. The award vests ratably over five years.
(4)Amounts shown represent equity granted on March 7, 2019, in connection with a discretionary bonus payment for service in the prior fiscal year (2018) and which vest ratably over three years.
(5)Awards granted on March 7, 2019 as part of the Long-Term Incentive Program and which vest ratably over four years.
(6)Awards granted on May 14, 2020 as part of the Long-Term Incentive Program and which vest ratably over four years.
(7)Awards granted in connection with Mr. Kang's hire in 2020 and which vest ratably over four years. Of these awards, 200,000 shares of restricted stock served as an inducement grant. The remaining restricted stock and the option award were provided as the pro rata portion of the Long-Term Incentive Program.
(8)Subsequent to the grant date, this stock option was capped at $7.60 per share of Class A common stock, and Mr. Partlow was awarded companion common membership interests of GreenSky Holdings, LLC (and an equal number of shares of GreenSky's Class B common stock) with a threshold price equal to the cap price of $7.60 per unit. All stock option and associated restricted stock awards in connection with this grant are fully vested.
(9)The unvested awards with vesting occurring prior to May 31, 2021 continued to vest after Mr. Goldstein's departure on February 28, 2021. The unvested awards with vesting occurring after May 31, 2021 were forfeited as of February 28, 2021.
(10)Awards granted in connection with Mr. Goldstein's hire in 2018 and which vest ratably over four years.
(11)These supplemental grants to Mr. Goldstein were intended to compensate him for additional responsibilities and key individual accomplishments in the credit area and vest ratably over three years.
(12)These supplemental grants to Mr. Goldstein were in connection with a strategic compensation review for specific roles conducted by GreenSky in August 2019 and vest ratably over four years.
Option Exercises and Stock Vested in 2020
The following table sets forth the number of shares of Class A common stock acquired during 2020 by our Named Executive Officers upon exercise of stock options or upon vesting of restricted stock, as well as the value realized in connection with such equity award transactions.

	Option Awards(1)		Stock Awards(2)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
David Zalik	—	$—	—	$—
Gerald Benjamin	—	$—	39,631	$242,147
Tim Kaliban	—	$—	28,077	$171,553
Andrew Kang	—	$—	—	$—
Robert Partlow	—	$—	26,738	$163,368
Kevin Goldstein	—	$—	47,467	$231,883
____________
(1)No option awards were exercised in 2020.
(2)The amounts shown for number of shares acquired upon vesting, and the value realized, are net of the impact of shares withheld for payment of required federal, state and payroll taxes.
Potential Payments upon Termination or Change of Control
In March 2019, our Compensation Committee adopted the GreenSky, Inc. Executive Severance Plan. The Executive Severance Plan is intended to provide certain severance benefits to members of GreenSky's senior management team, including the NEOs, if the eligible executive's employment with GreenSky and its affiliates is terminated (i) by GreenSky other than for "cause" or other than by reason of the eligible executive's "disability" or (ii) by the eligible executive for "good reason", each of such events constituting a "covered termination."
In the event of a covered termination before a change of control or more than 24 months after, in addition to certain accrued vested obligations, the Executive Severance Plan provides for the following payments and benefits to the eligible executives whose employment is terminated in a covered termination:
•continued salary, payable no less frequently than monthly, in accordance with GreenSky's standard payroll practices, of 24 months for the Chief Executive Officer and 12 months for the other eligible executives;

•a lump-sum pro rata annual cash incentive for the year of termination, based on actual performance (but not subject to individual modifiers that are not applicable to all eligible executives), payable in the ordinary course; and
•continued health insurance coverage (and other benefits to the extent practicable) at normal active employee rates, for a period of 24 months for the Chief Executive Officer and 12 months for the other eligible executives (subject to earlier termination if the eligible executive is provided similar coverage with a subsequent employer).
In the event the covered termination occurs on or within the 24-month period following a change of control, in addition to certain accrued vested obligations, the Executive Severance Plan provides for the following payments and benefits to the eligible executives whose employment is terminated in a covered termination:
•continued salary, payable no less frequently than monthly, in accordance with GreenSky's standard payroll practices, of 36 months for the Chief Executive Officer and 24 months for the other eligible executives;
•a lump-sum pro rata annual cash incentive for the year of termination, based on actual performance (but not subject to individual modifiers that are not applicable to all eligible executives), payable in the ordinary course;
•accelerated vesting of outstanding equity awards (at target for performance-based awards) and certain extensions of the term of outstanding options; and
•continued health insurance coverage (and other benefits to the extent practicable) at normal active employee rates for a period of 36 months for the Chief Executive Officer and 24 months for the other eligible executives (subject to earlier termination if an eligible executive is provided similar coverage with a subsequent employer).
The Executive Severance Plan does not provide for any gross-up payments if any severance benefits result in the payment by an eligible executive of any excise taxes. In the event that any payment or benefit payable to an eligible executive under the Executive Severance Plan would result in the imposition of excise taxes under the "golden parachute" provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), then such payments and benefits will either be (i) made in full (in which case the eligible executive will pay the excise tax) or (ii) reduced such that the excise tax under Section 280G is not applicable, whichever puts the eligible executive in the best after-tax position.
Benefits under the Executive Severance Plan are contingent upon the executive's continued compliance with any confidentiality, non-solicitation, non-recruitment, non-competition and invention assignment agreement.
The following table sets forth information regarding the payments to our Named Executive Officers in the event of a Change of Control or Termination without Cause under the Executive Severance Plan.

	Covered Termination (No Change of Control)		Covered Termination on or within 24 months following a Change of Control
Name	Cash Compensation ($)(1)	Health & Welfare Coverage ($)(2)	Cash Compensation ($)(1)	Health & Welfare Coverage ($)(2)	Accelerated Vesting of Equity Compensation ($)(3)
David Zalik	$1,750,000	$25,320	$2,250,000	$37,980	$—
Gerald Benjamin	$900,000	$11,748	$1,350,000	$23,496	$1,966,244
Tim Kaliban	$600,000	$11,748	$1,000,000	$23,496	$992,500
Andrew Kang	$975,000	$11,748	$1,625,000	$23,496	$1,089,160
Robert Partlow	$600,000	$11,748	$1,000,000	$23,496	$1,532,429
Kevin Goldstein (4)	$937,500	$11,748	$1,562,500	$23,496	$1,979,660
____________
(1)Cash compensation consists of (i) a multiple of salary (defined below) payable in installments in accordance with GreenSky's normal payroll practices (no less frequently than monthly); plus (ii) the NEO's annual incentive assuming payout at 100% of target. The Executive Severance Plan provides for the NEO to receive a pro rata portion of his or her annual incentive in the year of termination adjusted accordingly for GreenSky's performance but not subject to any individual performance multiplier. However, for illustrative purposes, we have included an annual incentive that assumes 100% of target; Mr. Zalik's annual incentive target is 150% of salary; Mr. Benjamin's target is 100% of salary, and all others have targets of 50% of salary. Below are the salary multiples provided in the Executive Severance Plan:
(a)No Change of Control: CEO - 2x (24 months); All Others - 1x (12 months)
(b)Change of Control: CEO - 3x (36 months); All Others - 2x (24 months)
(2)Health & Welfare coverage consists of continued group health & welfare benefit coverage (medical, dental, and vision) under the same plans and coverage tiers for the duration of the severance terms provided in footnote (1). The benefit amount shown represents the cost of COBRA coverage, less the amount the NEO would have otherwise paid as an active employee.
(3)For each NEO, it is assumed that all outstanding equity awards fully vested as of December 31, 2020. The estimated benefit amount of unvested restricted stock awards was calculated by multiplying the number of unvested restricted stock awards by the $4.63 closing price of our Class A common stock on December 31, 2020. The estimated benefit amount of unvested stock options was calculated by multiplying the number of shares of Class A common stock underlying unvested stock options subject to acceleration held by the applicable NEO by the difference between the exercise price of such options and the $4.63 closing price of our Class A common stock on December 31, 2020.
(4)In connection with Mr. Goldstein’s resignation effective February 28, 2021, GreenSky and Mr. Goldstein entered into a separation agreement. Cash compensation received per the agreement consists of (i) salary of $625,000, (ii) annual incentive pay of $312,500 related to the 2020 performance year, and (iii) annual incentive pay of $52,083 related to the 2021 performance year. The annual incentive for performance year 2021 is equal to 1/6 of the incentive pay received for the 2020 performance year. The amount for the 2021 annual incentive is an estimate and will be finalized in Spring 2022. Health & Welfare coverage of $11,748 consists of 12 months of the costs of COBRA. Mr. Goldstein continued vesting in his outstanding equity awards through May 31, 2021, receiving a benefit of $500,906. The benefit amount of unvested restricted stock awards was calculated by multiplying the number of unvested restricted stock awards by the $5.32 closing price of our Class A common stock on February 26, 2021. The benefit amount of unvested stock options was calculated by multiplying the number of shares of Class A common stock underlying the unvested stock options held by the difference between the exercise price of the option and the $5.32 closing price of our Class A common stock on February 26, 2021. For additional information about the separation agreement, see "—Separation Agreement with Mr. Goldstein."
Pension Benefits
Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan (other than our 401(k) plan) sponsored by us during 2020.
Non-qualified Deferred Compensation
Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during 2020.

Employment Agreements
We entered into an employment agreement (the "Employment Agreement") with David Zalik in 2014. The material terms of the Employment Agreement are summarized below. None of our other NEOs has an employment agreement, and none of our executive officers is a party to any stand-alone severance or change of control agreement. For a description of GreenSky's severance arrangements for executive officers, including Mr. Zalik, see "—Employee Benefit Plans—GreenSky, Inc. Executive Severance Plan."
The Employment Agreement provides for an annual salary of $500,000, subject to periodic reviews, and an annual cash incentive based upon a target percentage of 50% of the annual salary. To date, Mr. Zalik has waived any entitlement to an annual incentive. The Employment Agreement also contains a 12-month non-competition covenant and provides for certain severance benefits, which benefits have been waived by Mr. Zalik as a condition to his participation in the GreenSky, Inc. Executive Severance Plan.
Employee Benefit Plans
GreenSky Holdings, LLC Equity Incentive Plan
In January 2009, GreenSky LLC ("GSLLC") adopted the GSLLC Equity Incentive Plan (the "2009 Plan"). GSLLC amended and restated the 2009 Plan in July 2015 (the "2015 Plan"). In August 2017, GreenSky Holdings, LLC ("GS Holdings") became the holder of 100% of the outstanding economic interests in GSLLC and GSLLC became wholly owned by GS Holdings. These transactions collectively are referred to as the "2017 Reorganization." In connection with the 2017 Reorganization, (i) outstanding options to acquire Class A units in GSLLC were equitably adjusted and converted into options to acquire Class A units in GS Holdings and (ii) outstanding profits interests in GSLLC were equitably adjusted through an automatic exchange so that they were converted into profits interests in GS Holdings having the same general terms and conditions as the surrendered profits interests in GSLLC. In connection with the 2017 Reorganization, GS Holdings assumed the 2015 Plan and amended and restated such plan so that it became the GreenSky Holdings, LLC Equity Incentive Plan, which we refer to as the "GS Holdings Plan."
Immediately prior to our IPO, (i) the operating agreement of GS Holdings was amended and restated to, among other things, modify its capital structure by replacing the different classes of membership interests and profits interests with a single class of equity interest titled common membership interests, which we refer to as the "Holdco Units"; (ii) GreenSky issued to each of the continuing GS Holdings members a number of shares of GreenSky's Class B common stock equal to the number of Holdco Units held by it (other than the Holdco Units that were exchanged in connection with the IPO), for consideration in the amount of $0.001 per share of GreenSky's Class B common stock; (iii) certain Holdco Units were contributed to GreenSky in exchange for shares of GreenSky's Class A common stock; (iv) options to acquire Class A units of GS Holdings outstanding under the GS Holdings Plan were equitably adjusted to be exercisable for shares of GreenSky's Class A common stock; (v) certain profits interests outstanding under the GS Holdings Plan were converted into shares of GreenSky's Class A common stock, subject to the existing vesting requirements; (vi) certain profits interests outstanding under the GS Holdings Plan were converted into Holdco Units, subject to the existing vesting requirements; and (vii) outstanding warrants to acquire Class A units of GS Holdings were equitably adjusted pursuant to their terms so that they are exercisable for Holdco Units (and an equal number of shares of Class B common stock).
We do not expect to grant additional awards under the GS Holdings Plan in the future. To the extent not already vested, the Holdco Units issued with respect to profits interests generally will continue to vest ratably over the original vesting periods of the profits interests (generally five years), provided that the employee remains continuously employed by GreenSky. In addition, provided that the employee remains continuously employed by GreenSky, the Holdco Units will vest in their entirety upon a "sale of the business," which includes, in general and subject to certain exceptions, (i) any reorganization, merger or consolidation into an independent third party, any acquisition by independent third parties of 50% or more of our Class A common stock on an as converted basis, or (ii) the sale of all or substantially all of the assets of GreenSky to an independent third party.
GreenSky, Inc. 2018 Omnibus Incentive Compensation Plan
In connection with our IPO, we adopted the 2018 Omnibus Incentive Compensation Plan, which we refer to as the 2018 Plan. The 2018 Plan covers the grant of awards to employees, consultants and non-employee directors of GreenSky and those of its affiliates, except that incentive stock options only may be granted to employees of GreenSky, Inc. and its subsidiaries. Under the terms of the 2018 Plan, an aggregate of 24,000,000 shares of the Class A common stock of GreenSky, Inc. have been authorized for delivery in settlement of awards.
The 2018 Plan permits the grant of any or all of the following types of awards to grantees:
•stock options, including incentive stock options;
•stock appreciation rights;
•restricted stock;
•deferred stock and restricted stock units;
•performance units and performance shares;
•dividend equivalents;
•bonus shares;
•other stock-based awards; and
•cash incentive awards.
GreenSky, Inc. Annual Incentive Plan
In January 2019, our Compensation Committee adopted the GreenSky, Inc. Annual Incentive Plan. The Annual Incentive Plan is designed to reward employees if specified performance goals are achieved, so as to encourage the creation of stockholder value by establishing a direct link between achievement of specified performance goals and the incentive compensation of eligible GreenSky employees.
Designated employees of GreenSky and its affiliates are eligible to earn annual incentives, generally paid in cash, based on the attainment of pre-established performance goals during the applicable performance period. The Compensation Committee, as the administrator of the Annual Incentive Plan, has the discretion to select the employees who are eligible to participate in the Annual Incentive Plan, establish the performance goals upon which incentives may be based and the target and other amounts that may become payable if the applicable performance goals are achieved. Performance goals may be based upon business criteria relating to GreenSky and its affiliates, the individual participants, teams or other business units, or a combination thereof. A participant's potential incentive award will be determined by a formula, by multiplying the participant's target incentive (as a percentage of the participant's annual salary) by the relevant incentive multipliers (determined based upon the performance goals achieved for the performance period). At the end of each performance period, the Compensation Committee determines the extent to which the applicable performance goals were achieved or exceeded and the actual award payments to be made, although the Compensation Committee retains the discretion to determine amounts to be paid to individual participants that may be greater or less than the formula result.
Other Supplemental Benefits
Our NEOs are eligible for the following benefits on a similar basis as other eligible employees:
•health, dental and vision insurance;
•paid-time-off days;
•life and accidental death and dismemberment insurance;
•short-term (voluntary) and long-term disability insurance;
•health savings account programs;
•critical, accident and life insurance (voluntary); and
•401(k) plan, which generally allows employees who satisfy certain eligibility requirements to defer up to 75% of their compensation, within limits established by Internal Revenue Service regulations, with GreenSky having the ability to make matching contributions up to 6% of base compensation.
2020 Director Compensation
The following table sets forth information regarding the compensation awarded to, earned by, or paid to all persons who served as directors during all or part of the fiscal year ended December 31, 2020.

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Joel Babbit	$78,000	$200,000	$—	$340,376	$618,376
Arthur Bacci	$71,250	$200,000	$—	$—	$271,250
Gregg Freishtat	$63,500	$200,000	$—	$59,293	$322,793
Robert Sheft	$60,000	$200,000	$—	$—	$260,000
____________
(1)Messrs. Zalik and Benjamin serve both as executive officers and directors of GreenSky. Their compensation is fully reflected in the Summary Compensation Table above, and they do not receive any additional compensation for their service as directors.
(2)Reflects the aggregate grant date fair value of each stock award, which was computed in accordance with FASB ASC Topic 718. The grant date fair value was determined by reference to the closing price of the Class A common stock on the grant date. For additional information, see Note 12 in the consolidated financial statements included in our 10-K.
(3)The compensation included in the “All Other Compensation” column includes distributions in respect of GS Holdings equity awards for Messrs. Babbit and Freishtat.

We provide the following compensation to our non-employee directors:
Compensation Component	Amount
Annual Cash Retainer	$60,000
Annual Equity Award	$200,000 in shares of restricted Class A common stock, vesting in full on the one year anniversary of the date of grant
Additional Cash Retainer for Audit Committee Chair	$15,000
Additional Cash Retainer for Compensation Committee Chair	$12,500
Additional Cash Retainer for Governance and Nominating Committee Chair	$9,000
Board Meeting Fees	None
We also reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors' and officers' indemnity insurance policy.
Each director has five years from becoming a director to accumulate sufficient equity and achieve the ownership required by the Stock Ownership Guidelines, which is five times the director's annual cash retainer. As of the Record Date, each of GreenSky's directors was in compliance with the requirements of the Stock Ownership Guidelines.
Compensation Committee Interlocks and Insider Participation
During 2020, the Compensation Committee consisted of Messrs. Freishtat, Babbit, and Sheft. None of the members of the Compensation Committee was a current or former officer or employee of GreenSky or any of its subsidiaries. Gerald Benjamin, our Chief Administrative Officer and Vice Chairman, serves on the board of directors of NCG. Joel Babbit, one of our directors, serves as Chief Executive Officer of NCG. Since Mr. Babbit has served on GreenSky's Board, Mr. Benjamin has not participated in any decisions regarding Mr. Babbit's compensation as an officer of NCG. Except as described above, there were no Compensation Committee interlocks or insider participation in compensation decisions that are required to be disclosed in this Proxy Statement. None of the members of the Compensation Committee had any relationship requiring disclosure under "Related Party Transactions."
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of Mr. Zalik, our Chief Executive Officer, and the annual total compensation of our median employee.

Chief Executive Officer Total Annual Compensation	$502,365
Median Employee Total Annual Compensation	$64,251
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	8 : 1
To determine the median employee compensation, we analyzed all of GreenSky’s employees, excluding GreenSky’s Chief Executive Officer, as of December 31, 2020. We annualized wages and salaries for full-time or part-time employees who were not employed for the full year. We used base salary, actual bonus, and the fair value at grant date of equity compensation as the consistently applied compensation metric to determine the median employee. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION
We maintain the 2018 Plan, pursuant to which we may grant awards of (i) incentive and nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) other stock or cash-based incentive awards. Outstanding awards under the GS Holdings Plan continue to be governed by the terms of such plan until exercised, expired or otherwise terminated or canceled. We do not currently expect to grant any new awards under the GS Holdings Plan.
The following table provides information about option awards under the 2018 Plan and the GS Holdings Plan as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans previously approved by security holders	2,816,014	$9.97	15,457,401
Equity compensation plans not approved by security holders	1,046,912(2)	$8.99	___(3)
Total	3,862,926	$9.70	15,457,401
____________
(1)Does not include outstanding shares of previously-awarded restricted stock. Further, certain options included in this table were capped at $7.60 per share, such that, depending on prevailing market conditions, the number of securities to be issued upon exercise of outstanding options might be less than the total shown in this table.
(2)Represents options issued under the GS Holdings Plan. For more information, see "Executive and Director Compensation — Employee Benefit Plans — GreenSky Holdings, LLC Equity Incentive Plan."
(3)Does not include 3,421,181 Holdco Units remaining available under the GS Holdings Plan. We do not currently expect to grant any new awards under the GS Holdings Plan in the future.

RELATED PARTY TRANSACTIONS
Transactions with Related Persons
The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.
IPO and Related Transactions
In connection with our IPO, we consummated the following transactions with related persons.
Operating Agreement of GS Holdings. GreenSky, Inc. holds a significant equity interest in GS Holdings and is the managing member of GS Holdings. Accordingly, GreenSky, Inc. operates and controls all of the business and affairs of GS Holdings and, through GS Holdings and its operating entity subsidiaries, conducts our business.
In connection with our IPO, the operating agreement of GS Holdings was amended and restated (referred to as the GS Holdings LLC Agreement) to, among other things, modify its capital structure by replacing the different classes of membership interests and profits interests with a single new class of membership interests of GS Holdings (referred to as Holdco Units). GS Holdings and GreenSky, Inc. entered into the GS Holdings LLC Agreement with the parties who received Holdco Units in connection with the reorganization transactions (including Joel Babbit, Gerald Benjamin, Gregg Freishtat, Tim Kaliban, Dennis Kelly, Robert Sheft and David Zalik), which we refer to as "Continuing LLC Members."
Under the GS Holdings LLC Agreement, GreenSky, Inc., as the managing member of GS Holdings, has the right to determine when distributions (other than tax distributions) will be made to holders of Holdco Units in GS Holdings and the amount of any such distributions, subject to limitations imposed by applicable law and contractual restrictions (including pursuant to our credit agreements). If a distribution with respect to Holdco Units is authorized, such distribution will be made to the holders of Holdco Units pro rata based on their holdings of Holdco Units in accordance with their terms. In turn, GS Holdings, which is the managing member of GSLLC, has the right to determine when distributions (other than tax distributions) will be made by GSLLC to GS Holdings and the amount of any such distributions.
Under the terms of the GS Holdings LLC Agreement, all of the Holdco Units are subject to restrictions on disposition.
The holders of Holdco Units in GS Holdings, including GreenSky, Inc., will incur United States federal, state and local income taxes on their respective share of any taxable income of GS Holdings. Net profits and net losses of GS Holdings generally will be allocated to the holders of Holdco Units in GS Holdings (including GreenSky, Inc.) pro rata in accordance with their respective share of the net profits and net losses of GS Holdings. The GS Holdings LLC Agreement provides for cash distributions, which we refer to as "tax distributions," based on certain assumptions, to the holders of Holdco Units in GS Holdings (including GreenSky, Inc.) pro rata based on their Holdco Units in GS Holdings. Generally, these tax distributions to holders of Holdco Units in GS Holdings will be an amount equal to our estimate of the taxable income of GS Holdings, net of taxable losses, allocable per Holdco Unit in GS Holdings multiplied by an assumed tax rate set forth in the GS Holdings LLC Agreement. Any distributions will be subject to available cash and applicable legal and contractual restrictions.
Exchange Agreement. In connection with our IPO, the Continuing LLC Members, GS Holdings and GreenSky, Inc. entered into the Exchange Agreement under which the Continuing LLC Members (or certain permitted transferees thereof), and any other Exchange Agreement parties will have the right, subject to the terms of the Exchange Agreement, to exchange their Holdco Units (with automatic cancellation of an equal number of shares of our Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for certain stock subdivisions (stock splits), combinations, or purchases of our Class A common stock or Holdco Units, or for cash (based on the market price of the shares of our Class A common stock), at our option (such determination to be made by the disinterested members of our Board). As an Exchange Agreement party exchanges Holdco Units for shares of our Class A common stock or cash, at our option, the number of Holdco Units held by GreenSky, Inc. correspondingly increases as we acquire the exchanged Holdco Units, and a corresponding number of shares of our Class B common stock are cancelled.
Registration Rights Agreement. In connection with our IPO, we entered into a registration rights agreement whereby we may be required to register under the Securities Act the sale of shares of our Class A common stock (i) issuable to certain of the Continuing LLC Members upon exchange of Holdco Units (and automatic cancellation of shares of our Class B common stock) and (ii) issued to certain pre-IPO equity holders in connection with the reorganization transactions. The registration rights agreement also requires us to make available and keep effective shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, certain of those stockholders have the ability to exercise certain demand registration rights and/or piggyback registration rights in connection with underwritten registered offerings requested by any of such holders or initiated by us.
Tax Receivable Agreement. The Continuing LLC Members may from time to time (subject to the terms of the Exchange Agreement regarding exchange rights) exchange Holdco Units (with automatic cancellation of an equal number of shares of our Class B common stock) for shares of our Class A common stock on a one-for-one basis (subject to adjustment) or for cash (based on the market price of the shares of our Class A common stock), at our option (such determination to be made by the disinterested members of our Board). GS Holdings (and each of its subsidiaries classified as a partnership for federal income tax purposes) made an election under Section 754 of the Internal Revenue Code that is effective for 2018 and each subsequent taxable year in which an exchange of Holdco Units (and cancellation of shares of our Class B common stock) for shares of our Class A common stock occurs. Our purchase of Holdco Units from the exchanging members in connection with our IPO, our acquisition of the equity of certain pre-IPO equity holders, and the exchanges of Holdco Units (and cancellation of shares of our Class B common stock) for shares of our Class A common stock in the future are expected to result, with respect to GreenSky, Inc., in increases in the tax basis of the assets of GS Holdings that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that GreenSky, Inc. would otherwise be required to pay in the future. These increases in tax basis also may decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
We entered into a Tax Receivable Agreement with various parties, including Joel Babbit, Gerald Benjamin, Gregg Freishtat, Tim Kaliban, Dennis Kelly, Robert Sheft and David Zalik, that provides for the payment from time to time by GreenSky, Inc. to those parties of 85% of the amount of the benefits, if any, that GreenSky, Inc. realizes or, under certain circumstances (such as a change of control), is deemed to realize as a result of (i) the aforementioned increases in tax basis, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the Tax Receivable Agreement, and (iii) any deemed interest deductions arising from payments made by us under the Tax Receivable Agreement. These payment obligations are obligations of GreenSky, Inc. and not of GS Holdings. We expect to benefit from the remaining 15% of the tax benefits, if any, that we may actually realize. For purposes of the Tax Receivable Agreement, subject to certain exceptions, the benefit deemed realized by GreenSky, Inc. generally will be computed by comparing the actual income tax liability of GreenSky, Inc. (calculated with certain assumptions) to the amount of such taxes that GreenSky, Inc. would have been required to pay had there been no increase to the tax basis of the assets of GS Holdings as a result of our purchase of Holdco Units from the exchanging members in connection with our IPO, the exchanges of Holdco Units, the merger of certain pre-IPO equity holders in connection with the IPO, and had GreenSky, Inc. not derived any tax benefits in respect of payments made under the Tax Receivable Agreement. The term of the Tax Receivable Agreement continues until all such tax benefits have been utilized or expired, unless we materially breach any of our material obligations under the agreement or elect an early termination of the agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:
•the timing of any subsequent exchanges of Holdco Units—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of GS Holdings at the time of each exchange;
•the price of shares of our Class A common stock at or around the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of GS Holdings is affected by the price of shares of our Class A common stock at the time of the exchange;
•the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available;
•the amount and timing of our income—GreenSky, Inc. generally will be required to pay 85% of the deemed benefits as and when deemed realized; and
•the allocation of basis increases among the assets of GS Holdings and certain tax elections affecting depreciation.
Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we expect that the tax savings associated with the purchase of Holdco Units from the exchanging members in connection with our IPO and future exchanges of Holdco Units (assuming such future exchanges occurred at December 31, 2020 and assuming automatic cancellation of an equal number of shares of Class B common stock) would aggregate to approximately $515.5 million based on the closing price on December 31, 2020 of $4.63 per share of our Class A common stock. Under such scenario, assuming future payments are made on the date each relevant tax return is due, without extensions, we would be required to pay approximately 85% of such amount, or $438.2 million to the other parties to the Tax Receivable Agreement.

Additionally, the Tax Receivable Agreement provides that (1) in the event that we materially breach any of our material obligations under the Tax Receivable Agreement, whether as a result of failure to make any payment, failure to honor any other material obligation required thereunder or by operation of law as a result of the rejection of the agreements in a bankruptcy or otherwise, (2) if, at any time, we elect an early termination of the agreement or (3) upon certain changes of control of GreenSky, Inc., our (or our successor's) obligations under the agreements (with respect to all Holdco Units, whether or not such units have been exchanged or acquired before or after such transaction) would accelerate and become payable in accordance with the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Additionally, the obligation to make a lump-sum payment upon a change of control may deter potential acquirers, which could negatively affect our stockholders' potential returns. If we had elected to terminate the Tax Receivable Agreement as of December 31, 2020, based on the closing price on December 31, 2020 of our Class A common stock, and a discount rate equal to 4.46% per annum, compounded annually, we estimate that we would have been required to pay $307.4 million in the aggregate under the Tax Receivable Agreement.
Other Related Party Transaction. We lease approximately 82,400 square feet of office space located at 1797 NE Expressway, Atlanta, Georgia from a company owned by David Zalik, our Chief Executive Officer. As of the Record Date, the base rental rate was $23.52 per square foot, subject to annual increases of 3% at the beginning of each new lease year. The current lease term expires on April 30, 2023. For the three months ended March 31, 2021 and the year ended December 31, 2020, our total rent expenses for such lease were approximately $435,000 and $1,738,000, respectively.
Indemnification Agreements. We are a party to indemnification agreements with, among others, each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Review, Approval or Ratification of Transactions with Related Persons
Under Nasdaq Marketplace Rules, our Audit Committee (or another independent body of our Board) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Audit Committee's charter, the Audit Committee must review and oversee all related party transactions. For these purposes, a "related party transaction" refers to all transactions for which review or oversight is required by applicable law or Nasdaq rules or that are required to be disclosed in the notes to GreenSky's financial statements or in GreenSky's SEC filings.
In addition, all of our employees, officers and directors are required to comply with the Code of Ethics. The Code of Ethics addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose promptly the existence of the conflict, or potential conflict, to GreenSky's Chief Legal Officer, General Counsel or Audit Committee Chair, who will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected.
Since January 1, 2020, there have been no transactions that were required to be reported under "—Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and our Class B common stock as of the Record Date. The information is provided with respect to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock, (ii) each of our directors, (iii) each of our NEOs, and (iv) all of our directors and NEOs, as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares of our Class A common stock the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of our Class A common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of our Class A common stock, our Class B common stock or our combined voting power, as applicable.

	Shares Beneficially Owned
	Class A Common Stock(1)(2)		Class B Common Stock(1)(2)		Combined Voting Power
Name of Beneficial Owner	Number	Percentage	Number	Percentage
5% Stockholders
David Zalik(3)(4)	1,105,220	1.4%	64,431,899	60.8%	56.7%
Robert Sheft and Jeffrey Gold(3)(5)	1,469,581	1.9%	22,286,495	21.0%	19.7%
Pacific Investment Management Company LLC(6)	12,046,264	15.4%	3,074,728	2.9%	3.8%
Shapiro Capital Management LLC(7)	7,844,482	10.0%	—	*	*
UBS O'Connor LLC (8)	6,953,855	8.9%	—	*	*
The Vanguard Group, Inc.(9)	5,649,120	7.2%	—	*	*
Morgan Stanley(10)	4,166,130	5.3%	—	*	*
BlackRock Inc.(11)	3,978,960	5.1%	—	*	*
Named Executive Officers and Directors (other than those listed above)
Joel Babbit(12)	234,174	*	199,530	*	*
Arthur Bacci(13)	62,924	*	—	*	*
Gerald Benjamin(14)	1,187,277	1.5%	1,237,563	1.2%	1.2%
Gregg Freishtat(15)	494,389	*	595,850	*	*
Tim Kaliban(16)	1,760,063	2.2%	1,073,530	1.0%	1.1%
Andrew Kang(17)	321,180	*	—	*	*
Totals for Executive Officers and Directors as a group (9 persons)	6,947,720	8.9%	90,093,434	84.9%	79.7%
____________

(1)Our Class A common stock entitles holders thereof to one vote per share, and our Class B common stock entitles holders thereof to ten votes per share, voting together as a single class.
(2)Subject to the terms of the Exchange Agreement, Holdco Units are exchangeable (with automatic cancellation of an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustment for certain subdivisions (stock splits), combinations or purchases of Class A common stock or Holdco Units, or for cash (based on the market price of the shares of Class A common stock), at our option (such determination to be made by the disinterested members of our Board). See “Related Party Transactions—IPO and Related Transactions—Exchange Agreement.” Beneficial ownership of Holdco Units is not reflected in this table; however, information concerning ownership of Holdco Units is included in the footnotes below, where applicable. Under the Class A common stock columns, the numbers and percentages exclude shares of Class A common stock that may be acquired upon the exchange of Holdco Units and shares of Class B common stock.
(3)The address of the beneficial owner is c/o GreenSky, Inc., 5565 Glenridge Connector, Suite 700, Atlanta, Georgia 30342.
(4)Mr. Zalik beneficially owns (i) 51,034,500 Holdco Units and shares of Class B common stock held by Founders Technology Investors, LLC; (ii) 13,397,399 Holdco Units and shares of Class B common stock held by Financial Technology Investors, LLC; and (iii) 1,105,220 shares of Class A common stock held directly. Mr. Zalik is the sole manager of each of Founders Technology Investors, LLC and Financial Technology Investors, LLC.
(5)Mr. Sheft beneficially owns (i) 1,105,220 shares of Class A common stock held by Robert Sheft Dynasty Trust; (ii) 320,788 shares of Class A common stock held directly; (iii) 43,573 shares of restricted Class A common stock over which Mr. Sheft has sole voting but no investment power; and (iv) 22,286,495 Holdco Units and shares of Class B common stock held by GS Investment Holdings, LLC. Mr. Sheft’s wife and brother are the members of RS Management Advisors, LLC, which is the Trustee of the Robert Sheft 2012 Trust and the Robert Sheft Dynasty Trust. Those trusts together own 99%, and Mr. Sheft owns 1%, of GS Investment Holdings, LLC. As such, Mr. Sheft has shared investment power over these shares. Pursuant to an agreement between RS Management Advisors, LLC and Jeffrey Gold, Mr. Gold has the right to vote the shares held by GS Investment Holdings, LLC but has no economic interest in these shares.
(6)Based on GreenSky records and a Schedule 13G/A filed by Pacific Investment Management Company LLC (“PIMCO”) with the SEC on July 10, 2020. These securities are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. The address of the beneficial owner is 650 Newport Center Drive, Newport Beach, California 92660.
(7)Based on a Schedule 13G/A filed by Shapiro Capital Management LLC (“Shapiro”) with the SEC on February 9, 2021. Shapiro has (i) sole power to vote 6,458,116 shares of Class A common stock; (ii) shared power to vote 1,386,366 shares of Class A common stock; and (iii) sole power to dispose of 7,844,842 shares of Class A common stock. Shapiro is a registered investment adviser under the Investment Adviser Act of 1940, as amended. One or more of Shapiro’s advisory clients is the legal owner of these securities. Pursuant to the investment advisory agreements with its clients, Shapiro has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of these securities. Shapiro’s clients have the right to receive dividends and proceeds from sales from the securities that it manages, however, no such client has an interest relating to more than 5% of any class of GreenSky’s securities. The address of the beneficial owner is 3060 Peachtree Road N.W., Suite 1555, Atlanta, Georgia 30305.
(8)Based on a Schedule 13G filed by UBS O'Connor LLC ("UBS") with the SEC on February 16, 2021. UBS is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The address of the beneficial owner is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.
(9)Based on a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 10, 2021. Vanguard has (i) shared power to vote 121,955 shares of Class A common stock; (ii) sole power to dispose of 5,514,389 shares of Class A common stock and (iii) shared power to dispose of 134,731 shares of Class A common stock. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(10)Based on a Schedule 13G/A filed by Morgan Stanley with the SEC on February 11, 2021. Morgan Stanley has (i) shared power to vote 4,073,166 shares of Class A common stock and (ii) shared power to dispose of 4,166,130 shares of Class A common stock. The address of the beneficial owner is 1585 Broadway New York, New York 10036.
(11)Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2021. The address of the beneficial owner is 55 East 52nd Street, New York, New York 10055.
(12)Includes (i) 199,530 Holdco Units and shares of Class B common stock; (ii) 43,573 shares of restricted Class A common stock over which Mr. Babbit has sole voting but no investment power; and (iii) capped stock options that are currently exercisable or exercisable within 60 days of the Record Date to purchase 86,176 shares of Class A common stock at an exercise price of $5.65 per share and a capped value of $7.60 per share.
(13)Includes 43,573 shares of restricted Class A common stock over which Mr. Bacci has sole voting but no investment power.

(14)Includes (i) 978,934 Holdco Units and shares of Class B common stock (including 123,748 Holdco Units and shares of Class B common stock over which Mr. Benjamin has sole voting but no investment power); (ii) 258,629 Holdco Units and shares of Class B common stock held by Benjamin Equity Investments, LLC ; (iii) 242,898 shares of restricted Class A common stock over which Mr. Benjamin has sole voting but no investment power; (iv) stock options that are currently exercisable or exercisable within 60 days of the Record Date to purchase 136,004 shares of Class A common stock; and (v) 300,000 shares of Class A common stock held by a foundation, over which Mr. Benjamin has shared investment power.
(15)Includes (i) 177,741 Holdco Units and shares of Class B common stock; (ii) 76,768 Holdco Units and shares of Class B common stock held by an LLP; (iii) 341,341 Holdco Units and shares of Class B common stock held by a trust; and (iv) 43,573 shares of restricted Class A common stock over which Mr. Freishtat has sole voting but no investment power.
(16)Includes 956,983 Holdco Units and shares of Class B common stock; (ii) 116,547 Holdco Units and shares of Class B common stock held by Kaliban 2014, LLC; (iii) 274,206 shares of restricted Class A common stock over which Mr. Kaliban has sole voting but no investment power; and (v) stock options that are currently exercisable or exercisable within 60 days of the Record Date to purchase 136,004 shares of Class A common stock. Mr. Kaliban is the sole manager of Kaliban 2014, LLC.
(17)Includes 321,180 shares of restricted Class A common stock over which Mr. Kang has sole voting but no investment power.
Change of Control
There are no arrangements, known to GreenSky, including any pledge by any person of securities of GreenSky or any of its parents, the operation of which may at a subsequent date result in a change of control of GreenSky.

STOCKHOLDER PROPOSALS
The 2022 Annual Meeting of Stockholders is anticipated to be held in June 2022. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a stockholder intends to be presented at the 2022 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2022 Annual Meeting, must be received by the Corporate Secretary of GreenSky at our principal executive offices no later than January 3, 2022. However, if the 2022 Annual Meeting is held on a date more than 30 days before or after June 3, 2022 (the anniversary date of the 2021 Annual Meeting), stockholder proposals for the 2022 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8.
If a stockholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in GreenSky's Amended and Restated Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the stockholder proposes to bring before the meeting. Written notice must be received by the Corporate Secretary of GreenSky no earlier than January 4, 2022 and no later than February 3, 2022. In the event that our 2022 Annual Meeting is 30 days before or after June 3, 2022 (the anniversary date of the 2021 Annual Meeting), the written notice must be delivered or received not later than the close of business on the tenth day following the date public announcement of the meeting date was made.
We reserve the right to decline to include in our proxy materials any stockholder's proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder's written notice upon written request to the Corporate Secretary of GreenSky at the address listed above.

GreenSky®

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GSKY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GreenSky, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49245-P50322 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREENSKY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES LISTED UNDER ITEM 1 AND "FOR" ITEMS 2 & 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF CLASS III DIRECTORS

Nominees:

01) Joel Babbit
02) Gerald Benjamin

	For	Against	Abstain
2. Advisory vote to approve executive compensation ("Say-on-Pay").	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is given, this proxy will be voted "FOR ALL" nominees listed under Item 1 and "FOR" Items 2 & 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49246-P50322

GreenSky, Inc.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Gerald Benjamin and Steven Fox, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of GreenSky, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Eastern Time on June 3, 2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" NOMINEES LISTED UNDER ITEM 1 AND "FOR" ITEMS 2 & 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GreenSky®

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GSKY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GreenSky, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49247-P50322 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GREENSKY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES LISTED UNDER ITEM 1 AND "FOR" ITEMS 2 & 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF CLASS III DIRECTORS

Nominees:

01) Joel Babbit
02) Gerald Benjamin

		For	Against	Abstain
2.	Advisory vote to approve executive compensation ("Say-on-Pay").	☐	☐	☐
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is given, this proxy will be voted "FOR ALL" nominees listed under Item 1 and "FOR" Items 2 & 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49248-P50322

GreenSky, Inc.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Gerald Benjamin and Steven Fox, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B Common Stock of GreenSky, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Eastern Time on June 3, 2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" NOMINEES LISTED UNDER ITEM 1 AND "FOR" ITEMS 2 & 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE